Exhibit 4.1

MXENERGY HOLDINGS INC.,

as Issuer,

and

THE GUARANTORS PARTY HERETO,

as Guarantors

13.25% Senior Subordinated Secured Notes due 2014

INDENTURE

Dated as of September 22, 2009

LAW DEBENTURE TRUST COMPANY OF NEW YORK,

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.3, 7.8, 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.5
(b)	13.3
(c)	13.3
313(a)	7.6
(b)(1)	7.6
(b)(2)	7.6
(c)	7.6, 13.2
(d)	7.6
314(a)	4.3, 4.4, 13.5
(b)	N.A.
(c)(1)	13.4
(c)(2)	13.4
(c)(3)	N.A.
(d)	N.A.
(e)	13.5
(f)	N.A.
315(a)	7.1(b)
(b)	7.5
(c)	7.1(a)
(d)	7.1(c)
(e)	6.11
316(a)(last sentence)	2.9
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	N.A.
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318(a)	13.1
(b)	N.A.
(c)	13.1

N.A. means Not Applicable

*      This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

i

	Page

Section 13.6.	Rules by Trustee and Agents	86
Section 13.7.	No Personal Liability of Directors, Officers, Employees and Stockholders	86
Section 13.8.	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial	86
Section 13.9.	No Adverse Interpretation of Other Agreements	87
Section 13.10.	Successors	87
Section 13.11.	Severability	87
Section 13.12.	Counterpart Originals	87
Section 13.13.	Table of Contents, Headings, Etc.	87
Section 13.14.	Intercreditor Agreement	87
Section 13.15.	Notes Escrow Agreement	88
Section 13.16.	Qualification of Indenture	88

Signatures		S-1

EXHIBITS

Exhibit A	Form of 13.25% Senior Subordinated Secured Note due 2014

Exhibit B	Form of Guarantee

Exhibit C	Form of Certificate of Transfer

Exhibit D	Form of Certificate of Exchange

Exhibit E	Form of Certificate of Acquiring Accredited Investor

v

INDENTURE

INDENTURE dated as of September 22, 2009 among MXENERGY HOLDINGS INC., a Delaware corporation (the “Company”), the Guarantors (as defined herein), if any, and Law Debenture Trust Company of New York, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 13.25% Senior Subordinated Secured Notes due 2014:

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.                                   Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Account Control Agreement” means, with respect to any deposit account, an agreement among the Trustee, for the benefit of the Holders, the financial institution or other Person at which such account is maintained, and the Company or Guarantor maintaining such account, effective to grant “control” (as defined under the applicable Uniform Commercial Code) over such accounts to the Trustee.

“Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act, who are not also QIBs.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

“Additional Interest” means all additional interest then owing pursuant to Section 5 of the Registration Rights Agreement or the comparable section of any registration rights agreement entered into in connection with the issuance of any Additional Notes.

“Additional Notes” means Notes (other than the Initial Notes and any Exchange Notes issued in exchange therefor) issued under this Indenture pursuant to Article II and in compliance with Section 4.9 as part of the same series as the Initial Notes.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing, provided that no Holder of Notes shall be deemed to be an Affiliate of the Company solely by reason of holding the shares of Class A Exchange Common Stock such Holder has received in the Exchange Offer and being party to the equity agreements entered into in connection with the Exchange Offer.

“Agent” means any Registrar, Paying Agent or co-registrar.

“AI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company of:  (1) any Capital Stock of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include:  (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.1; (c) any Restricted Payment permitted by Section 4.7 or that constitutes a Permitted Investment; (d) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (e) disposals or replacements of obsolete or worn-out equipment; (f) the grant of Liens not prohibited by this Indenture; (g) the licensing of intellectual property; (h) dispositions of accounts receivable to local distribution companies under guaranteed receivables agreements entered into in the ordinary course of business; and (i) the sale of inventory in the ordinary course of business.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

“Capital Stock” means:

(1)                                  with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

(2)                                  with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Cash Equivalents” means:

(1)                                  marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2)                                  marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”);

(3)                                  commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(4)                                  certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

(5)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6)                                  investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

“Change of Control” means the occurrence of one or more of the following events:

(1)                                  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than to the Permitted Holders;

(2)                                  the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); or

(3)                                  any Person or Group (other than the Permitted Holders and any entity formed by the Permitted Holders for the purpose of owning Capital Stock of the Company) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company;

provided, however, in no event shall any event that occurs in connection with the exercise of rights and remedies under the Credit Facility constitute a “Change of Control,”and provided, further, that no holders of shares of Class A Exchange Common Stock, Class C Common Stock or Common Stock shall be deemed to constitute a Group for the purpose of determining whether a Change of Control has occurred solely by virtue of being a party to the Class A Voting Agreement, the Class C Voting Agreement and/or the Stockholders Agreement, respectively, in each case as the same may be amended, amended and restated, supplemented, modified, renewed, replaced or extended from time to time.

“Class A Exchange Common Stock” means the shares of Class A common stock, par value $0.01, of the Company issued to the holders of the Existing Notes who validly tendered (and did not withdraw) their Existing Notes in the Exchange Offer.

“Class A Stockholder” means the owner of the Class A Exchange Common Stock.

“Class A Voting Agreement” means the voting agreement, dated as of September 22, 2009, among the Class A Stockholders listed on schedule 1 thereto and any other Class A Stockholder that becomes party to the agreement after the date of execution, as amended, modified, renewed, restated or replaced from time to time in accordance with its terms.

“Class C Common Stock” means the shares of Class C common stock of the Company, par value $0.01 per share, issued to holders of the Company’s old Common Stock and old Series A Preferred Stock upon conversion thereof on the Issue Date.

“Class C Stockholder” means the owner of the Class C Common Stock.

“Class C Voting Agreement” means the voting agreement, dated as of September 22, 2009, among the Class C Stockholders, as amended, modified, renewed, restated or replaced from time to time in accordance with its terms.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means all present and future properties and assets of the Company or any other Pledgor upon which a security interest is granted to secure the Notes or the Guarantees pursuant to the Security Documents, including, without limitation, the Notes Escrow Account (and the cash, Cash Equivalents and Government Securities on deposit in such account), other than Excluded Assets.

“Collateral Agent” means the Trustee in its capacity as collateral agent for the Notes under the Security Documents.

“Commission” means the Securities and Exchange Commission.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means MxEnergy Holdings Inc., a Delaware corporation, or any successor obligor under this Indenture and the Notes pursuant to Article V.

“Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

(1)                                  Consolidated Net Income; and

(2)                                  to the extent Consolidated Net Income has been reduced thereby:

(a)                                  all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

(b)                                 Consolidated Interest Expense; and

(c)                                  Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

In addition to the foregoing, Consolidated EBITDA shall be calculated to exclude the after-tax impact of:

(1)                                  any unrealized gains or losses from risk management activities of any Person and its Restricted Subsidiaries as set forth on such Person’s consolidated financial statements.

(2)                                  extraordinary, unusual or nonrecurring gains or losses attributable to sales or dispositions outside the ordinary course of business;

(3)                                  any gain or loss from settled financial hedges with a term of one year or less for inventory before it is sold to customers occurring since the latest April 1st.  As of the trailing twelve month period ending each March 31st, this amount is deemed to be zero;

(4)                                  any non-cash impact on earnings from the write down (or write up) of inventory during such period due to the application of the weighted average cost method of inventory valuation for natural gas; or

(5)                                  any non-cash impact on earnings from the write down of inventory during such period as a result of a lower of cost or market valuation.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the “Four Quarter Period”) ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)                                  the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2)                                  any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.  If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(1)                                  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2)                                  notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)                                  Consolidated Interest Expense; plus

(2)                                  the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person and, to the extent permitted under this Indenture, its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid by a Restricted Subsidiary of such Person to such Person or to a Wholly Owned Restricted Subsidiary of such Person) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1)                                  the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, net of interest income, including without limitation:  (a) any amortization of debt discount; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; provided that the foregoing shall not include the amortization or write-off of deferred financing costs or non-cash unrealized gains or losses on Interest Swap Obligations; and

(2)                                  the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1)                                  after-tax gains or losses from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

(2)                                  after-tax items classified as extraordinary, unusual or nonrecurring gains or losses;

(3)                                  the net income of any Person accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

(4)                                  the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, unless received in cash by the Company or a Restricted Subsidiary that is not subject to any such restriction and other than to the extent permitted by the covenant described in Section 4.8;

(5)                                  the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

(6)                                  any restoration to income of  any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(7)                                  income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(8)                                  in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

(9)                                  any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness.

In addition to the foregoing, Consolidated Net Income shall be calculated to exclude the after-tax impact of:

(1)                                any unrealized gains or losses from risk management activities of any Person and its Restricted Subsidiaries as set forth on such Person’s consolidated financial statements;

(2)                                any gain or loss from settled financial hedges with a term of one year or less for inventory before it is sold to customers occurring since the latest April 1st.  As of the trailing twelve month period ending each March 31st, this amount is deemed to be zero;

(3)                               any non-cash impact on earnings from the write down (or write up) of inventory during such period due to the application of the weighted average cost method of inventory valuation for natural gas;

(4)                             any non-cash impact on earnings from the write down of inventory during such period as a result of a lower of cost or market valuation; or

(5)                            any non-cash expenses of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Non-cash Charges” means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

“Corporate Trust Office” means the office of the Trustee at which time its corporate trust business shall be principally administered.  Such address is specified in Section 13.2 or such other address as to which the Trustee may give notice to the Company.

“Credit Facility” means the debt facilities, physical supply agreements, commodity hedge facilities or similar agreements, entered into with Sempra Energy Trading LLC and/or its affiliates on the Issue Date, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, including any refunding, replacement or refinancing thereof through similar facilities entered into with one or more counterparties, as a global financing or separate facilities, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents).

“Credit Facility Agent” means at any time, the Person serving at such time as the “Agent” or “Administrative Agent” under the Credit Facility or any other representative then most recently designated in accordance with the applicable provisions of the Credit Facility or any successor or replacement agreement or agreements entered into by the Company in connection with the replacement or refinancing of the Credit Facility, together with its successors in such capacity.

“Credit Facility Documents” means the Credit Facility and each of the other agreements, documents and instruments providing for or evidencing any other Credit Facility Obligations, and any other document or instrument executed or delivered at any time in connection with any Credit Facility Obligations, including any intercreditor or joinder agreement among holders of the Credit Facility Obligations, to the extent such are effective at the relevant time, as each may be amended, amended and restated, supplemented, modified, renewed, replaced, refinanced or extended from time to time.

“Credit Facility Lenders” means the lenders from time to time party to the Credit Facility in such capacity.

“Credit Facility Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Credit Facility Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

“Custodian” means the Trustee, as custodian, with respect to the Notes in global form, or any successor entity thereto.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Demand Registration Statement” means the Demand Registration Statement as defined in the Registration Rights Agreement.

“Depositary” means, with respect to the Notes issuable in whole or in part in global form, the Person specified in Section 2.3 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions hereof, and, thereafter, “Depositary” shall mean or include such successor.

“Discharge of Credit Facility Obligations” means, except in the event of a refinancing of the Credit Facility, the occurrence of all of the following:

(1)                       payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any insolvency or liquidation proceeding, whether or not such interest would be allowed in such insolvency or liquidation proceeding) and premium (if any) on all Indebtedness outstanding under the Credit Facility and constituting Credit Facility Obligations, including reimbursement obligations;

(2)                     payment in full in cash of all other Credit Facility Obligations that are outstanding and unpaid at the time such principal, interest and premium (if any) on all Indebtedness under the Credit Facility are paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time);

(3)                     termination or expiration of all commitments, if any, to extend credit that would constitute Credit Facility Obligations;

(4)                     termination or cash collateralization (in an amount and manner reasonably satisfactory to the Agent, but in no event greater than 105% of the aggregate undrawn face amount) of all letters of credit issued under the Credit Facility and constituting Credit Facility Obligations; and

(5)                    termination or expiration of all Specified Hedging Agreements and the payment in full in cash of all Specified Hedging Obligations that are outstanding and unpaid at the time of such termination or expiration, including any breakage fees, premiums and other amounts due in connection with any such termination.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control or an Asset Sale), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control or an Asset Sale) on or prior to the final maturity date of the Notes.

“Distribution Compliance Period” means the forty (40)-day distribution compliance period as defined in Rule 903(b)(2) of Regulation S.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

“DTC” means The Depositary Trust Company.

“Equity Offering” means any public or private sale of Qualified Capital Stock of the Company or any of its direct or indirect parent companies (provided that, in the event of an Equity Offering by a direct or indirect parent company, such company contributes to the capital of the Company the portion of net cash proceeds of such Equity Offering necessary to pay the aggregate redemption price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to Section 3.8 hereof), other than (i) public offerings with respect to common stock of the Company or any of its direct or indirect parent companies registered on Form S-4 or Form S-8 or (ii) an issuance to any Subsidiary of the Company.

“Euroclear” means Euroclear Bank, S.A./N.V.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Exchange Notes” means the Notes issued in exchange for the Initial Notes, which Exchange Notes are registered under the Securities Act and issued pursuant to the terms of the Registration Rights Agreement.

“Exchange Offer” means the offer to exchange any and all of the Company’s Existing Notes for a combination of cash, the Notes and shares of the Company’s common Capital Stock.

“Excluded Assets” will include, among other things, (i) any lease, license, permit, franchise, power, authority or right if, to the extent that and for long as (a) the grant of a security interest therein validly constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, permit, franchise, power, authority or right or the termination or default under the instrument or agreement by which such lease, license, permit, franchise, power, authority or right is governed and (b) such abandonment, invalidation, unenforceability, breach, termination or default is not rendered ineffective pursuant to Sections 9-046, 9-047, 9-048 or 9-049 of the Uniform Commercial Code (or any successor provision) of any relevant jurisdiction or other applicable law (including the U.S. Bankruptcy Code) or principles of equity; provided, however, that (x) such lease, license, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for as long as the conditions set forth in clauses (a) and (b) of this paragraph are and remain satisfied, and to the extent such assets otherwise constitute Collateral, such assets will cease to be Excluded Assets and will become subject to the second priority security interest of the Collateral Agent for the benefit of the Holders of Notes, immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement, and (y) the proceeds of any sale, lease or other disposition of any such lease, license, permit, franchise, power, authority or right that is or becomes an Excluded Asset shall not be an Excluded Asset and shall at all times be and remain subject to the second priority security interest of the Collateral Agent for the benefit of the Holders of Notes, (ii) property securing Capital Lease Obligations, mortgage financings or purchase money obligations and Indebtedness secured by Liens permitted to be incurred under this Indenture to the extent the documents governing such Indebtedness prohibit the granting of a security interest in the assets securing such Indebtedness, (iii) non-material real property, (iv) any instrument evidencing Indebtedness owed to the Company or any of the Guarantors to the extent that (a) the existence and amount of such instrument is disclosed herein or (b) such instrument is created following the date of the issuance of the Notes in a transaction that complies with this Indenture.  Notwithstanding anything to the contrary in this definition no asset that is subject to a Lien securing the Credit Facility Obligations shall constitute an “Excluded Asset”.

“Existing Notes” means the Company’s outstanding Floating Rate Senior Notes due 2011 issued pursuant to the Existing Notes Indenture.

“Existing Notes Indenture” means that certain Indenture, dated as of August 4, 2006, among the Company, the guarantors party thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as registrar and paying agent, as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof.

“fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.  Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.6(f)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the timely payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee of the Notes by a Guarantor.

“Guarantor” means (1) each of the Company’s Subsidiaries as of the Issue Date that is a Domestic Restricted Subsidiary and (2) each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means with respect to any Person, without duplication:

(1)                                 all Obligations of such Person for borrowed money;

(2)                                 all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 all Capitalized Lease Obligations of such Person;

(4)                                 all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 120 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5)                                 all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6)                                 guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7)                                 all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

(8)                                 all Obligations under currency agreements and interest swap agreements of such Person; and

(9)                                 all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means a firm (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company; and (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $67,751,000 aggregate principal amount of original 13.25% Senior Subordinated Notes due 2014 originally issued under this Indenture on the Issue Date.

“Intercreditor Agreement” means the intercreditor and subordination agreement, dated as of September 22, 2009, among the Company, the Guarantors, Sempra Energy Trading LLC and the Trustee, as amended, modified, renewed, restated or replaced from time to time in accordance with its terms.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.  “Investment” shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be.  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.  Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date of original issuance of the Notes.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

(1)                                 reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2)                                 taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3)                                 repayment of Indebtedness (other than Indebtedness under the Credit Facility and the Notes) that is secured by the property or assets that are the subject of such Asset Sale; and

(4)                                 appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Note Debt” means the Initial Notes and any Exchange Notes.

“Notes” means the Initial Notes and the Exchange Notes, if any, that are issued under this Indenture, as amended or supplemented from time to time, including Additional Notes, if any.

“Notes Default Notice” means a written notice from the Trustee to the Credit Facility Agent pursuant to which the Credit Facility Agent is notified of the occurrence of an Event of Default, which notice incorporates a reasonably detailed description of such Event of Default and states specifically that such notice is a “Notes Default Notice”.

“Notes Documents” means the Notes, this Indenture and the Security Documents.

“Notes Escrow Account” means the escrow account to be maintained by the Law Debenture Trust Company of New York, as escrow agent, pursuant to the Notes Escrow Agreement.

“Notes Escrow Agreement” means the notes escrow and security agreement to be entered into on the Issue Date among the Company, the Trustee and Law Debenture Trust Company of New York, as escrow agent, relating to the Notes Escrow Account, as amended, modified, renewed, restated or replaced from time to time in accordance with its terms.

“Notes Escrow Amount” has the meaning given in the Notes Escrow Agreement.

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, (a) with respect to any Person that is a corporation, the Chairman of the Board, the Chief Executive Officer, the President, Vice President, Assistant Vice President, the Chief Operating Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Controller, the Secretary or any Vice-President of such Person and (b) with respect to any other Person, the individuals selected by such Person to perform functions similar to those of the officers listed in clause (a).

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company and delivered to the Trustee, that meets the requirements of Sections 13.4 and 13.5.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements of Sections 13.4 and 13.5.  The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Pari Passu Indebtedness” means any Indebtedness of the Company or any Guarantor that ranks pari passu in right of payment with the Notes or the Guarantee of such Guarantor, as applicable.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Holders” means Jeffrey A. Mayer, Denham Commodity Partners LP, Charter Mx LLC and Camulos Capital LP, and their respective Affiliates.

“Permitted Indebtedness” means, without duplication, each of the following:

(1)                                 Indebtedness under the Notes issued on the Issue Date or any Exchange Notes (as defined in the Registration Rights Agreement) and the Guarantees and the guarantees on any Exchange Notes;

(2)                                 Indebtedness incurred pursuant to the Credit Facility in an aggregate principal amount at any time outstanding not to exceed $300.0 million;

(3)                                 [intentionally omitted];

(4)                                 Indebtedness under the Existing Notes not exchanged for Notes in the Exchange Offer and the related guarantees thereto, but excluding any such Existing Notes held by the Company or any Affiliate of the Company and the related guarantees thereto;

(5)                                 [intentionally omitted];

(6)                                 Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on its outstanding Indebtedness to the extent the notional principal amount of such Interest Swap Obligation does not, at the time of the incurrence thereof, exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

(7)                                 Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(8)                                 Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (8) by the issuer of such Indebtedness;

(9)                                 Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien other than a Lien permitted under this Indenture; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Wholly Owned

Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (9) by the Company;

(10)                           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

(11)                           Indebtedness of the Company or any of its Restricted Subsidiaries in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(12)                           Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed (together with any Refinancing Indebtedness with respect thereto) $10.0 million at any one time outstanding;

(13)                           Refinancing Indebtedness;

(14)                           Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under this Indenture;

(15)                           Indebtedness of the Company or any Restricted Subsidiary consisting of “earn-out” obligations, guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets (including Capital Stock); and

(16)                           Additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount (or accreted value) not to exceed $7.5 million at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Facility).

For purposes of determining compliance with Section 4.9, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant; provided that all Indebtedness outstanding under the Credit Facility up to the maximum amount permitted under clause (2) above shall be deemed to have been incurred pursuant to clause (2). Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock of a Restricted Subsidiary or Disqualified Capital Stock, as applicable, for purposes of Section 4.9.

“Permitted Investments” means:

(1)                                 Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company;

(2)                                 Investments in the Company by any Wholly Owned Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment and held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Notes and this Indenture;

(3)                                 Investments in cash and Cash Equivalents;

(4)                                 Loans and advances to employees, directors and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

(5)                                 Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses and otherwise in compliance with this Indenture;

(6)                                 Additional Investments (other than any Investments in any direct or indirect parent company of the Company) not to exceed $5.0 million at any one time outstanding;

(7)                                 Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

(8)                                 Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10;

(9)                                 Investments resulting from the creation of Liens on the assets of the Company or any of its Restricted Subsidiaries in compliance with Section 4.12;

(10)                           Investments represented by guarantees that are otherwise permitted under this Indenture; and

(11)                           Investments the payment for which is Qualified Capital Stock of the Company.

“Permitted Liens” means the following types of Liens:

(1)                                 [intentionally omitted];

(2)                                 [intentionally omitted];

(3)                                 Liens of the Company or a Restricted Subsidiary of the Company that is a Guarantor on assets of any Restricted Subsidiary of the Company other than Collateral;

(4)                                 Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(5)                                 statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(6)                                 Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(7)                                 judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(8)                                 easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)                                 any interest or title of a lessor under any Capitalized Lease Obligation incurred in accordance with clause (12) of the definition of Permitted Indebtedness; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation (other than other property that is subject to a separate lease from such lessor or any of its Affiliates);

(10)                           Liens securing Purchase Money Indebtedness incurred in accordance with clause (12) of the definition of Permitted Indebtedness; provided, however, that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Company or any Restricted Subsidiary of the Company other than the property and equipment so acquired or other property that was acquired from such seller or any of its Affiliates with the proceeds of Purchase Money Indebtedness and (b) the Lien securing such Purchase Money Indebtedness shall be created within 120 days of such acquisition;

(11)                           Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(12)                           Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(13)                           Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual (including, without limitation, (a) contracts for trading activities in the ordinary course of business and for the purchase, transmission, distribution, sale, lease or hedge of any energy-related commodity or service and (b) commodity price management contracts or derivatives), or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(14)                           Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

(15)                           Liens securing Indebtedness under Currency Agreements; and

(16)                           Liens securing Acquired Indebtedness incurred in accordance with Section 4.9; provided that:

(a)                                  such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

(b)                                 such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company.

(17)                           Liens on assets of a Restricted Subsidiary of the Company that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under this Indenture;

(18)                           Leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(19)                           banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(20)                           Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(21)                           Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods;

(22)                           Liens (a) on inventory held by and granted to a local distribution company in the ordinary course of business and (b) in accounts purchased and collected by and granted to a local distribution company that has agreed to make payments to the Company or any of its Restricted Subsidiaries for such amounts in the ordinary course of business; and

(23)                         Liens with respect to obligations (including Indebtedness) of the Company or any of its Restricted Subsidiaries that do not exceed $7.5 million at any one time outstanding, provided that, except in the case of Liens securing Indebtedness incurred under the Credit Facility in accordance with clause (16) of the definition of “Permitted Indebtedness”, any such Liens encumbering any Collateral are (x)  pari passu with or junior to the Liens securing the Notes and the Guarantees and (y) the holders of the Indebtedness secured by such Liens or their representative and the Trustee have entered into an intercreditor agreement on customary terms satisfactory to the Trustee.

“Person” means an individual, partnership, corporation, joint-stock company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or other entity.

“Pledgors” means the Company and any other Person (if any) that provides collateral security for any Secured Debt Obligations.

“The PORTAL Market” means the Private Offerings, Resales and Trading through Automatic Linkages Market, commonly referred to as The Portal Market, operated by the National Association of Securities Dealers, Inc. or any successor thereto.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Private Placement Legend” means the legend set forth in Section 2.6(f)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Date” means, with respect to any Note to be repurchased, the date fixed for such repurchase by or pursuant to this Indenture.

“Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

“Purchase Price” means the amount payable for the repurchase of any Note on a Purchase Date, exclusive of accrued and unpaid interest and Additional Interest (if any) thereon to the Purchase Date, unless otherwise specifically provided.

“QIB” means a qualified institutional buyer as defined in Rule 144A under the Securities Act.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Redemption Date” means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means the amount payable for the redemption of any Note on a Redemption Date, exclusive of accrued and unpaid interest and Additional Interest (if any) thereon to the Redemption Date, unless otherwise specifically provided.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.9 (pursuant to clauses (1) or (4) of the definition of Permitted Indebtedness), in each case that does not:

(1)                                 result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of all accrued interest and any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

(2)                                 create Indebtedness with:  (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company (and is not otherwise guaranteed by a Restricted Subsidiary of the Company), then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registration Exchange Offer” means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Initial Notes for Exchange Notes.

“Registration Rights Agreement” means the registration rights agreement, dated as of September 22, 2009, among the Company, the Guarantors and holders of the Initial Notes, as amended, modified, renewed, restated or replaced from time to time in accordance with its terms.

“Regulation S” means Regulation S as promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903.

“Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee assigned by the Trustee to administer this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means the 144A Global Note, the AI Global Note and the Regulation S Global Note, each of which shall bear the Private Placement Legend.

“Restricted Note” means a Restricted Definitive Note or Restricted Global Note.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act (or any successor provision promulgated by the SEC).

“Rule 144A” means Rule 144A promulgated under the Securities Act (or any successor provision promulgated by the SEC).

“Rule 903” means Rule 903 promulgated under the Securities Act (or any successor provision promulgated by the SEC).

“Rule 904” means Rule 904 promulgated under the Securities Act (or any successor provision promulgated by the SEC).

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

“Secured Debt” means the Credit Facility Obligations and the Notes Debt.

“Secured Debt Documents” means the Credit Facility Documents and the Notes Documents.

“Secured Debt Representative” means each the Credit Facility Agent and the Trustee.

“Secured Obligations” means the Credit Facility Obligations and the Notes Debt.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Second Lien Collateral Agreement, dated as of the Issue Date, among the Law Debenture Trust Company of New York, the Company and the Guarantors, as amended, modified, renewed, restated or replaced from time to time in accordance with its terms.

“Security Documents” means the Security Agreement, the Notes Escrow Agreement, the Intercreditor Agreement and each other document entered into to grant a security interest in the Collateral to the Collateral Agent for the benefit of the Holders of Notes or other grants or transfers for security executed and delivered by the Company or any other Pledgor creating (or purporting to create) a Lien that at such time constitutes a Lien securing the Credit Facility upon collateral in favor of the Credit Facility Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Series of Secured Debt” means (i) the Credit Facility and (ii) the Notes.

“Shared Collateral” means all properties and assets of the Company or any other Pledgor, whether real, personal or mixed, with respect to which from time to time a Lien is granted as security for the Credit Facility Obligations and a Lien is granted as security for the Notes Obligations.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary”, with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

“Specified Hedging Agreement” shall mean any hedging agreement (1) entered into by (a) the Company and (b) any Credit Facility Lender or any affiliate thereof, or any Person that was a Credit Facility Lender or an affiliate thereof on the Issue Date but subsequently, whether before or after entering into a hedging agreement, ceases to be a Credit Facility Lender and (2) which has been designated by such counterparty and the Company, by notice to the Credit Facility Agent not later than 90 days after the execution and delivery thereof by the Company, as a Specified Hedging Agreement.

“Specified Hedging Obligations” means the obligations of the Company and its Subsidiaries under any Specified Hedging Agreement.

“Stockholders Agreement” means the stockholders agreement, dated as of September 22, 2009, among certain holders of the Company’s Common Stock and holders of Existing Notes participating in the Exchange Offer, as amended, modified, renewed, restated or replaced from time to time in accordance with its terms.

“Subordinated Indebtedness” means Indebtedness of the Company or any Guarantor that is subordinated or junior in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

“Subsidiary”, with respect to any Person, means:

(1)                                 any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)                                 any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Tax Agreement” means either (i) the letter agreement, dated as of the date hereof, between the Company, on the one hand, and Camulos Loan Vehicle Fund I LP and Camulos Master Fund LP, on the other hand, or (ii) the letter agreement, dated as of the date hereof, between the Company, on the one hand, and Taconic Opportunity Fund LP, Taconic Opportunity Master Fund LP, Taconic Master Fund 1.5 LP, Taconic Capital Partners LP, Taconic Capital Partners 1.5 LP and Taconic Master Fund LP, on the other hand.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Transfer Restricted Security” means a Note that is a restricted security as defined in Rule 144(a)(3) under the Securities Act.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” of any Person means:

(1)                                 any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1)                                 the Company certifies to the Trustee that such designation complies with Section 4.7; and

(2)                                 each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section 4.7, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment.  Such designation will be permitted only if such Investment would be permitted at such time under Section 4.7.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1)                                 immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.9(a); and

(2)                                 immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Person” means any U.S. Person as defined in Regulation S.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

“Wholly Owned Restricted Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

Section 1.2.                                  Other Definitions.

Term	Defined in Section

“Act”	1.5(a)
“Adjusted Net Assets”	10.5
“Affiliate Transaction”	4.11

Term	Defined in Section

“Authentication Order”	2.2
“Change of Control Offer”	4.15(a)
“Change of Control Offer Period”	3.9(b)
“Change of Control Payment Date”	3.9(c)(B)
“Covenant Defeasance”	8.3
“Event of Default”	6.1
“Funding Guarantor”	10.5
“incur”	4.9(a)
“Legal Defeasance”	8.2
“Net Proceeds Offer”	4.10
“Net Proceeds Offer Amount”	4.10
“Net Proceeds Offer Payment Date”	4.10
“Net Proceeds Offer Trigger Date”	4.10
“Paying Agent”	2.3
“Private Placement Legend”	2.6(f)
“Reference Date”	4.7
“Registrar”	2.3
“Replacement Assets”	4.10(a)(3)(b)
“Restricted Payment”	4.7(a)
“Special Redemption”	3.8
“Surviving Entity”	5.1

Section 1.3.                                  Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on the Notes means the Company and the Guarantors and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4.                                  Rules of Construction.

Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                 “or” is not exclusive;

(d)                                words in the singular include the plural, and in the plural include the singular; and

(e)                                 references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time unless otherwise specified.

Section 1.5.                                  Acts of Holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing or bound by such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)                                The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof.  Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

(c)                                 The ownership of Notes shall be proved by the register maintained by the Registrar.

(d)                                Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

ARTICLE II.

THE NOTES

Section 2.1.                                  Form and Dating.

(a)                                 General.  The Notes and the Trustee’s certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth in Exhibit A hereto.  The notation on each Note relating to the Guarantees shall be substantially in the form set forth in Exhibit B hereto.  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Notes and Guarantees shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors, if any, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b)                                Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each will provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

(c)                                 Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear and Clearstream.

Section 2.2.                                  Execution and Authentication.

An Officer of the Company shall sign the Notes for the Company by manual or facsimile signature and the Notes shall be attested to by another Officer of the Company.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.  Each Guarantor shall execute a Guarantee in the manner set forth in Section 10.7.

A Note shall not be valid until authenticated by the signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee, upon a written order of the Company signed by two Officers of the Company (an “Authentication Order”), together with the other documents required by Sections 13.4 and 13.5, shall authenticate (i) the Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $80.0 million and (ii) subsequent to the Issue Date and subject to Section 4.9, Additional Notes.  The Trustee, upon written order of the Company signed by two Officers of the Company, together with the other documents required by Sections 13.4 and 13.5, shall authenticate Exchange Notes; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with the Registration Exchange Offer or an exchange offer specified in any registration rights agreement relating to Additional Notes or in connection with one or more registered public offerings of Additional Notes.  Such written order of the Company shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.  Any Additional Notes and Exchange Notes shall be part of the same issue as the Notes being issued on the Issue Date and will vote on all matters as one class with the Notes being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions, Change of Control Offers and Net Proceeds Offers.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this

Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.3.                                  Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  At the option of the Company, payment of interest and Additional Interest (if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent at least 5 days prior to date of payment.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.  The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

The Depositary shall be a clearing agency registered under the Exchange Act.  The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.  The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

The Trustee is hereby authorized to enter into a letter of representations with the Depositary in the form provided by the Company and to act in accordance with such letter.

Section 2.4.                                  Paying Agents to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium (if any), interest and Additional Interest (if any) on the Notes, and will notify the Trustee of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5.                                  Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA § 312(a).

Section 2.6.                                  Transfer and Exchange.

(a)                           Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Company for Definitive Notes if:

(i)                             the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(ii)                          the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(iii)                       there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Depositary so requests.

Upon the occurrence of either of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (d) hereof.

(b)                          Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)                             Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

(ii)                          All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either:

(1)                          both:

(A)                             a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)                               instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(2)                          both:

(A)                             a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B)                               instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (2)(A) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

(iii)                       Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

(1)                          if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(2)                          if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; or

(3)                          if the transferee shall take delivery in the form of a beneficial interest in the AI Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (3) thereof;

(iv)                      Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) above and:

(1)                          such exchange or transfer is effected pursuant to the Registration Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes the certifications contained in Section 2 of the Registration Rights Agreement;

(2)                                 such transfer is effected pursuant to the Shelf Registration Statement or Demand Registration Statement in accordance with the Registration Rights Agreement; or

(3)                                 the Registrar receives the following:

(A)                             if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certification in item (1)(a) thereof; or

(B)                               if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (ii) or (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (ii) or (iv) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                 Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)                                    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(1)                                 if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

(2)                                 if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(3)                                 if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

(4)                                 if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

(5)                                 if such beneficial interest is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (2) through (4) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(6)                                 if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(7)                                 if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)                                 Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.   A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(1)                                 such exchange or transfer is effected pursuant to the Registration Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes the certifications contained in Section 2 of the Registration Rights Agreement;

(2)                                 such transfer is effected pursuant to the Shelf Registration Statement or Demand Registration Statement in accordance with the Registration Rights Agreement; or

(3)                                 the Registrar receives the following:

(A)                             if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

(B)                               if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                              Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) will not bear the Private Placement Legend.

(d)                                Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)                                    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(1)                                 if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

(2)                                 if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

(3)                                 if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

(4)                                 if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

(5)                                 if such Restricted Definitive Note is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (2) through (4) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(6)                                 if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(7)                                 if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (1) above, the appropriate Restricted Global Note, in the case of clause (2) above, the 144A Global Note, in the case of clause (3) above, the Regulation S Global Note, and in all other cases, the AI Global Note.

(ii)                                 Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(1)                                 such exchange or transfer is effected pursuant to the Registration Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes the certifications contained in Section 2 of the Registration Rights Agreement;

(2)                                 such transfer is effected pursuant to the Shelf Registration Statement or Demand Registration Statement in accordance with the Registration Rights Agreement; or

(3)                                 the Registrar receives the following:

(A)                             if the Holder of such Definitive Note proposes to exchange such Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

(B)                               if the Holder of such Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)                              Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) of this subsection (d) at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                 Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(i)                                    Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(1)                                 if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(2)                                 if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; or

(3)                                 if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)                                 Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(1)                                 such exchange or transfer is effected pursuant to the Registration Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, makes the certifications contained in Section 2 of the Registration Rights Agreement;

(2)                                 such transfer is effected pursuant to the Shelf Registration Statement or Demand Registration Statement in accordance with the Registration Rights Agreement; or

(3)                                 the Registrar receives the following:

(A)                             if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

(B)                               if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)                              Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Notes.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(f)                                   Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)                                    Private Placement Legend.

(1)                                 Unless and until the Company determines and there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee and a letter of representation of the Company reasonably satisfactory to the Trustee to the effect that the following legend and related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, and except as permitted by the sub-paragraph (2), each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form (the “Private Placement Legend”):

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS.  THIS SECURITY AND ANY INTEREST OR PARTICIPATION HEREIN (A) MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (b) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (c) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (d) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A “U.S. PERSON” IN AN “OFFSHORE TRANSACTION” (EACH AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT) MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (2) TO US OR ANY OF OUR SUBSIDIARIES OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION

AND (B) THE PURCHASE WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY LATER PURCHASER FROM IT OF THE RESALE RESTRICTIONS DESCRIBED IN (A) ABOVE.”

(2)                                 Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subsections (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.6 (and all Notes issued in exchange therefore or substitution thereof) will not bear the Private Placement Legend.

(3)                                 Notwithstanding the foregoing, upon consummation of the Registration Exchange Offer, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes or Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Global Notes or Restrictive Definitive Notes, respectively, accepted for exchange in the Registration Exchange Offer, which Exchange Notes shall not bear the legend set forth in (1) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Company has notified the Registrar in writing that the Holder of Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

(ii)                                 Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)                              OID Legend.  Each Note issued hereunder shall bear a legend in substantially the following form:

“THIS SECURITY MAY HAVE BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR U.S. FEDERAL INCOME TAX PURPOSES.  MXENERGY HOLDINGS INC. WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER HEREOF INFORMATION REGARDING THE ISSUE PRICE, ISSUE DATE, YIELD TO MATURITY, AMOUNT OF ORIGINAL ISSUE DISCOUNT, IF ANY, (AND ANY OTHER INFORMATION

REQUIRED TO BE MADE AVAILABLE TO THE HOLDER PURSUANT TO U.S. TREASURY REGULATIONS), UPON THE WRITTEN REQUEST OF SUCH HOLDER DIRECTED TO MXENERGY HOLDINGS INC., 595 SUMMER STREET, SUITE 300, STAMFORD, CONNECTICUT 06901.”

(g)                                Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)                                General Provisions Relating to Transfers and Exchanges.

(i)                                    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 hereof or at the Registrar’s request.

(ii)                                 No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 3.10, 4.10 and 9.5 hereof).

(iii)                              The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)                             All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)                                Neither the Company nor the Registrar shall be required:

(1)                                 to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection; or

(2)                                 to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(3)                                 to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(vi)                             Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)                          The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2.

(viii)                       All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.7.                                 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.2, shall authenticate a replacement Note if the Trustee’s requirements for replacement of Notes are met.  If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss or liability that any of them may suffer if a Note is replaced.  The Trustee and the Company may each charge the Holder for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8.                                 Outstanding Notes.

The Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee.  In accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding.  Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.7, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser for value.

If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.9.                                 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, the Guarantors or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.  The Company agrees to notify the Trustee of the existence of any such treasury Notes or Notes owned by the Company, any Guarantor or an Affiliate thereof.

Section 2.10.                           Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.2, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of certificated Notes, but may have such variations as the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.                           Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or Paying Agent, and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy all canceled Notes in accordance with the Trustee’s usual procedures.  Subject to Section 2.7 hereof, the Trustee shall maintain a record of the destruction of all canceled Notes.  Certification of the destruction of all canceled Notes shall be delivered to the Company.  The Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.12.                           Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.                           Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer and subject to Section 2.12, the Company, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Company, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

Section 2.14.                           CUSIP and ISIN Numbers.

The Company in issuing the Notes may use a “CUSIP” and/or ISIN or other similar number, and if so, the Trustee shall use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN or other similar number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall notify the Trustee of any change to the CUSIP and/or ISIN or other similar numbers.

Section 2.15.                           Additional Interest.

The Trustee is not responsible for ascertaining if there is any payment for Additional Interest in accordance with the Registration Rights Agreement.  If Additional Interest is to be paid, the Company will provide the Trustee with an Officers’ Certificate, on or before the relevant record date for payment of interest setting forth the amount of Additional Interest and the calculation of the rate per $1,000.

ARTICLE III.

REDEMPTION AND REPURCHASE

Section 3.1.                                 Notices to Trustee.

If the Company elects to redeem Notes pursuant to the provisions of Section 3.7 or 3.8 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee), an Officers’ Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

If the Company is required to offer to repurchase Notes pursuant to the provisions of Section 4.10 or 4.15, it shall notify the Trustee in writing, at least 30 days but not more than 60 days before the Purchase Date, of the Section of this Indenture pursuant to which the repurchase shall occur, the Purchase Date, the principal amount of Notes required to be repurchased and the Purchase Price and shall furnish to the Trustee an Officers’ Certificate to the effect that (a) the Company is required to make or has made a Net Proceeds Offer or a Change of Control Offer, as the case may be, and (b) the conditions set forth in Section 4.10 or 4.15, as the case may be, have been satisfied.

If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption or repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.

Section 3.2.                                 Selection of Notes.

Except as set forth below, if less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.  In the event of partial redemption by lot, the particular Notes or portions thereof to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 4.10, the Trustee shall select the Notes or portions thereof to be repurchased in compliance with Section 4.10.  In the event of partial repurchase by lot, the particular Notes or portions thereof to be repurchased shall be selected at the close of business of the last Business Day prior to the Purchase Date.  If less than all of the Notes tendered are to be redeemeed pursuant to the provisions of Section 3.7 or 3.8, the Trustee shall select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures).

The Trustee shall promptly notify the Company in writing of the Notes or portions thereof selected for redemption or repurchase and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed or repurchased.  Notes and portions thereof selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  No Notes of a principal amount of $1,000 or less shall be redeemed in part.

Section 3.3.                                 Notice of Optional or Special Redemption.

In the event Notes are to be redeemed pursuant to Section 3.7 or 3.8, at least 30 days but not more than 60 days before the Redemption Date, the Company shall mail by first-class mail a notice of redemption to each Holder at its registered address whose Notes are to be redeemed in whole or in part, with a copy to the Trustee.

The notice shall identify the Notes or portions thereof to be redeemed and shall state:

(a)                                  the Redemption Date;

(b)                                 the Redemption Price;

(c)                                  if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(d)                                 the name and address of the Paying Agent;

(e)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, Additional Interest, if any, and, unless the Redemption Date is after a record date and/or before the succeeding interest payment date, accrued interest thereon to the Redemption Date;

(f)                                    that, unless the Company defaults in making the redemption payment, interest and any Additional Interest on Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, any Additional Interest and, unless the Redemption Date is after a record date and/or before the succeeding interest payment date, accrued interest thereon to the Redemption Date upon surrender to the Paying Agent of the Notes redeemed;

(g)                                 if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of the Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(h)                                 the section of the Notes pursuant to which the Notes called for redemption are being redeemed; and

(i)                                     the aggregate principal amount of Notes that are being redeemed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided that the Company shall deliver to the Trustee, at least 35 days prior (unless a shorter notice period shall be satisfactory to the Trustee) to the Redemption Date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4.                                 Effect of Notice of Redemption.

Once notice of redemption is mailed, Notes or portions thereof called for redemption become due and payable on the Redemption Date at the Redemption Price.  Upon surrender to any Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price, plus Additional Interest, if any, and accrued interest to the Redemption Date; provided, however, that installments of interest which are due and payable on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such, at the close of business on the relevant record date for the payment of such installment of interest.

Section 3.5.                                 Deposit of Redemption Price or Purchase Price.

On or before 10:00 A.M. New York City time on each Redemption Date or Purchase Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay the aggregate amount due on all Notes to be redeemed or repurchased on that date, including without limitation any accrued and unpaid interest and Additional Interest, if any, to the Redemption Date or Purchase Date.  The Company, the Trustee or the Paying Agent shall promptly return to the Company any money not required for that purpose.

Unless the Company defaults in making such payment, interest and Additional Interest, if any, on the Notes to be redeemed or repurchased will cease to accrue on the applicable Redemption Date or Purchase Date, whether or not such Notes are presented for payment.  If any Note called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the applicable Redemption Date or Purchase Date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1.

Section 3.6.                                 Notes Redeemed or Repurchased in Part.

Upon surrender of a Note that is redeemed or repurchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to portion of the Note surrendered that is not to be redeemed or repurchased.

Section 3.7.                                 Optional Redemption.

Except as described in Section 3.8 below, the Notes are not redeemable before August 1, 2011.  Thereafter, the Company may redeem the notes at its option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 1 of the year set forth below:

Year	Percentage

2011	106.625%

2012	103.313%

2013 and thereafter	100.000%

In addition, the Company must pay accrued and unpaid interest to the Redemption Date on the Notes redeemed.

Section 3.8.                                 Optional Redemption Upon Equity Offerings.

At any time or from time to time, on or before August 1, 2011, the Company may, at its option, use the net cash proceeds from one or more Equity Offerings to redeem (a “Special Redemption”) either (1) 100% of the principal amount of the Notes issued under this Indenture or (2) up to 35% of the principal amount of the Notes issued under this Indenture at a Redemption Price of 113.250% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date, provided that (1) if the Company redeems less than all of the Notes, at least 65% of the principal amount of the Notes issued hereunder remains outstanding immediately after any such Special Redemption; and (2) the Company makes such Special Redemption not more than 90 days after the consummation of any such Equity Offering.  Any redemption pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.6.

Section 3.9.                                 Repurchase upon Change of Control Offer.

(a)                                  In the event that, pursuant to Section 4.15, the Company shall be required to commence a Change of Control Offer, it shall follow the procedures specified in this Section 3.9.

(b)                                 The Change of Control Offer shall remain open for a period from the date of the mailing of the notice of the Change of Control Offer described in paragraph (c) until a date determined by the Company which is at least 30 but no more than 60 days from the date of mailing of such notice and no longer, except to the extent that a longer period is required by applicable law (the “Change of Control Offer Period”).  On the Purchase Date, the Company shall purchase the principal amount of Notes properly tendered in response to the Change of Control Offer.  Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

(c)                                  Within 45 days following the date upon which the Change of Control occurred, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer.  The Change of Control Offer shall be made to all Holders.  The notice, which shall govern the terms of the Change of Control Offer, shall state:

(A)                              the transaction or transactions that constitute the Change of Control, providing information, to the extent publicly available, regarding the Person or Persons acquiring control, and stating that the Change of Control Offer is being made pursuant to this Section 3.9 and Section 4.15 and that, to the extent lawful, all Notes properly tendered will be accepted for payment;

(B)                                the Purchase Price, the last day of the Change of Control Offer Period, and the Purchase Date which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”);

(C)                                that any Note not properly tendered or otherwise not accepted for repurchase will continue to accrue interest and Additional Interest, if any;

(D)                               that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if any, after the Change of Control Payment Date;

(E)                                 that Holders electing to have any Notes purchased pursuant to the Change of Control Offer will be required to surrender the Notes, with the form entitled Option of Holder to Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent to the address specified in the notice not later than the third Business Day preceding the Change of Control Payment Date;

(F)                                 that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for repurchase, and a statement that such Holder is withdrawing his election to have the Notes redeemed in whole or in part; and

(G)                                that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to $1,000 in principal amount or an integral multiple thereof.

(d)                                 On or before 10:00 A.M. New York City time on the Purchase Date, the Company shall to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, together with accrued and unpaid interest and Additional Interest, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company.  The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers’ Certificate shall authenticate and mail or deliver (or cause to transfer by book entry) to each relevant Holder a new Note, in a principal amount equal to any unpurchased portion of the Notes surrendered to the Holder thereof; provided that each such new Note shall be in a principal amount of $l,000 or an integral multiple thereof.  The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.

(e)                                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders pursuant to the Change of Control Offer.

Section 3.10.                           Repurchase upon Application of Net Proceeds.

(a)                                  In the event that, pursuant to Section 4.10, the Company shall be required to commence a Net Proceeds Offer, it shall follow the procedures specified in this Section 3.10.

(b)                                 The notice of a Net Proceeds Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer.  Each Net Proceeds Offer will be mailed to all record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture.  Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash.  A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.  Upon the expiration of that period, the Company shall promptly (but in any event within three Business Days following such expiration) purchase the Notes and any such other Pari Passu Indebtedness properly tendered in accordance with this Section 3.10 and Section 4.10.  The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

(A)                              that the Net Proceeds Offer is being made pursuant to this Section 3.10 and Section 4.10;

(B)                                the Net Proceeds Offer Amount, the Purchase Price and the Purchase Date;

(C)                                that any Note not properly tendered or otherwise not accepted for repurchase shall continue to accrue interest and Additional Interest, if any;

(D)                               that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Net Proceeds Offer shall cease to accrue interest and Additional Interest, if any, after the Purchase Date;

(E)                                 that Holders electing to have any Notes repurchased pursuant to any Net Proceeds Offer shall be required to tender the Notes, with the form entitled Option of Holder to Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

(F)                                 that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for repurchase and a statement that such Holder is withdrawing his election to have such Notes repurchased in whole or in part; and

(G)                                that, to the extent Holders properly tender Notes (along with any other Pari Passu Indebtedness of the Company properly tendered) in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes will be purchased pro rata based on the aggregate amounts of Notes and other Pari Passu Indebtedness of the Company properly tendered (and the Trustee shall select the tendered Notes of tendering Holders pro rata based on the amount of Notes and other Pari Passu Indebtedness of the Company properly tendered).

(c)                                  On or before 10:00 A.M. New York City time on the Purchase Date, the Company shall to the extent lawful, (i) accept for payment, pro rata in accordance with this Indenture to the extent necessary, the Net Proceeds Offer Amount of Notes or portions thereof properly tendered pursuant to the Net Proceeds Offer (along with any other Pari Passu Indebtedness of the Company properly tendered), or if less than the Net Proceeds Offer Amount has been tendered, all Notes (together with other Pari Passu Indebtedness properly tendered) properly tendered, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, plus accrued and unpaid interest and Additional Interest, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company.  The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers’ Certificate shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion to the Holder thereof; provided that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.  The

Company shall publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Purchase Date.

(d)                                 If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders to the Net Proceeds Offer.

ARTICLE IV.

COVENANTS

Section 4.1.                                 Payment of Principal and Interest.

(a)                                  The Company shall pay or cause to be paid the principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, the Notes on the dates, in the amounts and in the manner provided herein and in the Notes.  Principal, Redemption Price, Purchase Price and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 A.M. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the aggregate amount then due.  The Company shall pay all Additional Interest, if any, on the dates, in the amounts and in the manner set forth in the Registration Rights Agreement.

(b)                                 The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, Redemption Price and Purchase Price at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2.                                 Maintenance of Office or Agency.

(a)                                  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Office of the Trustee.

(b)                                 The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.3.  The Trustee may resign such agency at any time by giving written notice to the Company no later than 30 days prior to the effective date of such resignation.

Section 4.3.                                 Reports.

(a)                           Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish the Trustee and the Holders of Notes within the time periods such information would be required under the rules and regulations of the Commission to be filed with the Commission:

(1)                                  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2)                                  all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations.

(b)                          In addition whether or not required by the rules and regulations of the Commission, the Company will file electronically via the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or any successor system maintained by the Commission a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.  In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.4.                                 Compliance Certificate.

(a)                           The Company and each Guarantor shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate complying with the applicable provisions of the TIA and stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture in all material respects and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture in all material respects and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default) of which he or she may have knowledge, and that to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event.

(b)                          The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon any Officer of the Company becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and describing its status with reasonable particularity and what action the Company is taking or proposes to take with respect thereto.

Section 4.5.                                 Taxes.

The Company shall pay or discharge, and shall cause each of its Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.6.                                 Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though such law has not been enacted.

Section 4.7.                                 Limitation on Restricted Payments.

(a)                                  The Company will not, and will not cause or permit and of its Restricted Subsidiaries to, directly or indirectly:

(1)                                  declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company’s Capital Stock to the holders thereof;

(2)                                  purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company;

(3)                                  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness; or

(4)                                  make any Investment (other than Permitted Investments) (each of the foregoing actions set forth in clauses (1), (2), (3) and (4) above being referred to as a “Restricted Payment”);

if at the time of such Restricted Payment or immediately after giving effect thereto,

(i)                                    a Default or an Event of Default shall have occurred and be continuing; or

(ii)                                 the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.9; or

(iii)                              the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of

(w)                               50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the July 1, 2009 and ending on the last day of the most recent quarter for which financial statements have been delivered pursuant Section 4.3 (treating such period as a single accounting period); plus

(x)                                   100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the “Reference Date”) of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock, until such debt security has been converted into, or exchanged for, Qualified Capital Stock); plus

(y)                                 without duplication of any amounts included in clause (ii) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company’s Capital Stock subsequent to the Issue Date and on or prior to the Reference Date (excluding, in the case of clauses (ii)and (iii), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under Section 3.8);

(z)                                   without duplication, the sum of:

(1)                                  the aggregate amount returned in cash on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

(2)                                  the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

(3)                                  upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary as of the date of such redesignation;

provided, that such sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

(b)                           Notwithstanding the foregoing, the Company and its Restricted Subsidiaries are permitted to:

(1)                              pay any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2)                                  acquire any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(3)                                  prepay Subordinated Indebtedness either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) Refinancing Indebtedness incurred to Refinance such Subordinated Indebtedness;

(4)                                  so long as no Default or Event of Default shall have occurred and be continuing, the Company may repurchase Common Stock of the Company from officers, directors and employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the board of the Company in an aggregate amount not to exceed $1.75 million in any calendar year;

(5)                                  repurchase Capital Stock upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price and related statutory withholding taxes of such options or warrants;

(6)                                  pay dividends on Disqualified Capital Stock of any Restricted Subsidiary, the incurrence or issuance of which was permitted by this Indenture;

(7)                                  make cash payments in lieu of the issuance of fractional shares in connection with the Exchange Offer or the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company;

(8)                                  retire any shares of Disqualified Capital Stock of the Company by conversion into, or by exchange for, shares of Disqualified Capital Stock of the Company or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) or other shares of Disqualified Capital Stock of the Company; and

(9)                                  make other Restricted Payments in an aggregate amount not to exceed $10.0 million after the Issue Date.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii), (3)(ii)(a), (4) and (9) shall be included in such calculation.

Section 4.8.                                   Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or allow to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                  pay dividends or make any other distributions on or in respect of its Capital Stock;

(2)                                  make loans or advances to the Company or any other Restricted Subsidiary or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

(3)                                  transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except in each case for such encumbrances or restrictions existing under or by reason of:

(a)                                  applicable law, rule, regulation or order;

(b)                                 this Indenture, the Notes, the Guarantees, and the Security Documents;

(c)                                  customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

(d)                                 any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

(e)                                  agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

(f)                                    the Credit Facility;

(g)                                 restrictions on the transfer of assets subject to any Lien permitted under Section 4.12 imposed by the holder of such Lien;

(h)                                 restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

(i)                                     customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

(j)                                     other Indebtedness of Restricted Subsidiaries permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with Section 4.9; provided, however, that the Board of Directors of the Company determines in good faith at the time such dividend and other payment restrictions are created that such dividend and other payment restrictions do not materially adversely affect the Company’s ability to pay principal of, and interest on, the Notes; and

(k)                                  an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clauses (b), (d), (e) and (j) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness, taken as a whole, are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b), (d), (e) and (j).

Section 4.9.                                   Limitation on Incurrence of Additional Indebtedness.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness). Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) so long as such incurrence would not cause the Company’s Consolidated Fixed Charge Coverage Ratio to be less than 2.25 to 1.0 on the date of such incurrence.

The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the applicable Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor.

Section 4.10.                             Limitation on Asset Sales.

(a)                            The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                  the Company or the applicable Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company’s Board of Directors);

(2)                                  at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash, Cash Equivalents and/or Replacement Assets (as defined below) and is received at the time of such disposition; provided that

(i)                                     the amount of any liabilities of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Notes or any Guarantee of a Guarantor) that are assumed by the transferee of any such assets; and

(ii)                                  the fair market value of any securities or other assets received by the Company or any such Restricted Subsidiary in exchange for any such assets that are converted into cash or Cash Equivalents within 180 days after such Asset Sale;

in each case, shall be deemed to be cash for purposes of this provision; and

(3)                                  upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply the Net Cash Proceeds relating to such Asset Sale within 180 days (provided that if the Company or such Restricted Subsidiary, as the case may be, has entered into an agreement in definitive form to so apply such Net Cash Proceeds before such 180th day, the transaction must be consummated within the later of such 180 day period and 90 days form the date of the execution of such agreement (to the extent such additional time is required to obtain regulatory approvals)) of receipt thereof either:

(i)                                     to permanently reduce Indebtedness under the Credit Facility; and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility;

(ii)                                  to make an investment in properties and assets that replace the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto (“Replacement Assets”); and/or

(iii)                               a combination of prepayment and investment permitted by the foregoing clauses (3)(i) and (3)(ii).

(b)                          Pending the final application of such Net Cash Proceeds, the Company may temporarily reduce borrowings under the Credit Facility or any other revolving credit facility.  On the 181st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to a qualifying Asset Sale as provided in Clause (3) above or, in the event that a definitive agreement has been entered into prior to the 181st day pursuant to which the Net Cash Proceeds are to be applied, on the later of the 181st day and, to the extent such additional time is required to obtain regulatory approval, the 91st day after the execution of such agreement (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been so applied on or before such Net Proceeds Offer Trigger Date (“Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) to all Holders of Notes and, to the extent required by the terms of any Pari Passu Indebtedness, to all holders of such Pari Passu Indebtedness, on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders (and holders of any such Pari Passu Indebtedness) on a pro rata basis, that amount of Notes (and Pari Passu Indebtedness) equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes (and Pari Passu Indebtedness) to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.10.

(c)                            The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $7.5 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $7.5 million, shall be applied as required pursuant to this Section 4.10).

(d)                           In the event of the transfer of substantially all of the property and assets of the Company and its Restricted Subsidiaries as an entirety in a transaction permitted under Section 5.1, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.10, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.  In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.10.

(e)                            Each Net Proceeds Offer will be mailed to the record Holders in compliance with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent the Net Proceeds Offer is oversubscribed, the tendered Notes and Pari Passu Indebtedness will be purchased on a pro rata basis based on the aggregate amounts tendered. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. If any Net Cash Proceeds remain after the consummation of any Net Proceeds Offer, the Company may use those Net Cash Proceeds for any purpose not otherwise prohibited by this Indenture.  Upon completion of each Net Proceeds Offer, the amount of Net Cash Proceeds will be reset at zero.

(f)                              The Company must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10 or Section 3.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 or Section 3.10 by virtue thereof.

Section 4.11.                             Limitations on Transactions with Affiliates.

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions that are on terms that are no less favorable than those which would have been obtained in an arm’s-length transaction.

All Affiliate Transactions or series thereof involving aggregate payments or other property with a fair market value in excess of $1.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction or a series thereof that involves an aggregate fair market value of more than $7.5 million, the Company or such Restricted Subsidiary must deliver to the Trustee a fairness opinion regarding the transaction or series of related transactions from an Independent Financial Advisor.

(b)   The restrictions set forth in paragraph (a) of this Section 4.11 shall not apply to:

(1)                                  loans and payments to or provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management;

(2)                                  transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided that such transactions are not otherwise prohibited by the Indenture;

(3)                                  any agreement as in effect as of the Issue Date, as amended or replaced, or any transaction contemplated by such agreement;

(4)                                  any transaction on arm’s-length terms with any non-Affiliate that becomes an Affiliate as a result of such transaction;

(5)                                  any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(6)                                  the issuance and sale of Qualified Capital Stock;

(7)                                  any transaction between the Holders and the Company or any of its Restricted Subsidiaries relating to the Notes or this Indenture; and

(8)                                  Permitted Investments and Restricted Payments permitted by this Indenture.

Section 4.12.                             Limitation on Liens.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom except for:

(1)                                  Liens securing borrowings under the Credit Facility incurred pursuant to clause (2) of the definition of “Permitted Indebtedness”;

(2)                                  [intentionally omitted];

(3)                                  Liens securing Currency Agreements and Interest Swap Obligations so long as such Currency Agreements and Interest Swap Obligations are permitted to be incurred under this Indenture;

(4)                                  Liens securing the Notes and the Guarantees and Liens with respect to Refinancing Indebtedness used to Refinance the Notes and the Guarantees;

(5)                                  Liens on assets other than Collateral in favor of the Company or a Wholly Owned Restricted Subsidiary of the Company that is a Guarantor on assets of any Restricted Subsidiary of the Company; and

(6)                                  Permitted Liens.

Section 4.13.                             Continued Existence.

Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each Guarantor in accordance with the organizational documents (as the same may be amended from time to time) of the Company or such Guarantor, except to the extent that the Board of Directors of the Company determines in good faith that the preservation of such existence is no longer necessary or desirable in the conduct of the business of the Company or such Guarantor, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.14.                             Insurance Matters.

The Company shall provide or cause to be provided for itself and each of its Subsidiaries insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of the Company or the applicable subsidiary or (ii) customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless, in the good faith judgment of the Board of Directors of the Company, the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

Section 4.15.                             Offer to Repurchase upon Change of Control.

(a)                            Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a Purchase Price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the Purchase Date. The Change of Control Offer shall be made in compliance with the applicable procedures set forth in Article III hereof and shall include all instruments and materials necessary to enable Holders to tender their Notes.

(b)                           The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(c)                            The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15 or Section 3.9, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 or Section 3.9 by virtue thereof.

Section 4.16.                             Additional Subsidiary Guarantees.

If the Company or any of its Restricted Subsidiaries transfers any property to any Domestic Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries forms, acquires or otherwise invests in another Domestic Restricted Subsidiary having total assets with a book value in excess of $1.0 million, then such Domestic Restricted Subsidiary shall:

(1)                                  execute and deliver to the Trustee a supplemental indenture, in form reasonably satisfactory to the Trustee, in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor;

(2)                                  execute and deliver to the Trustee supplements to the Security Documents to the extent necessary to grant a security interest to the Collateral Agent in the Collateral of such Restricted Subsidiary; and

(3)                                  deliver to the Trustee an Opinion of Counsel that such supplemental indenture and Security Documents have been duly authorized, executed and delivered by such Restricted Subsidiary and constitute valid, binding and enforceable obligations of such Restricted Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture (until released from its Guarantee in accordance with the terms of this Indenture).

Notwithstanding anything to the contrary in this Section 4.16, until the Discharge of Credit Facility Obligations, no Restricted Subsidiary shall be required to become a Guarantor pursuant to this Section 4.16, unless such Restricted Subsidiary also guarantees the Credit Facility Obligations.

Section 4.17.                             Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Security Documents or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18.                             Limitation on Issuance of Preferred Stock of Restricted Subsidiaries.

The Company will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a Guarantor.

Section 4.19.                             Conduct of Business.

The Company and its Restricted Subsidiaries will not be permitted to engage in any businesses which are not the same, similar, ancillary or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

ARTICLE V.

SUCCESSORS

Section 5.1.                                   Merger, Consolidation and Sale of Assets.

(a)                            The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to do so) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(1)                                  either:

(i)                                     the Company shall be the surviving or continuing corporation; or

(ii)                                  the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x)                                   shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia;

(y)                                 shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee) the Company’ obligations under the Notes this Indenture and the Registration Rights Agreement; and

(z)                                   shall expressly assume by supplements to the applicable Security Documents (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all obligations of the Company under the Security Documents and shall take all actions as may be required to cause the Liens in favor of the Collateral Agent to continue to be perfected Liens as was applicable immediately prior to the transaction;

(2)                                  immediately after giving effect to such transaction and the assumption of the Company’s obligations contemplated by (1)(ii) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.9;

(3)                                  immediately before and immediately after giving effect to such transaction and the assumption of the Company’s obligations contemplated by (1)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(4)                                  the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, that the transaction and supplemental indenture, if applicable, comply with the applicable provisions of the Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(b)                           Notwithstanding the foregoing clauses (1), (2), (3) and (4) of clause (a) above, the Company may merge with (a) any of its Wholly-Owned Restricted Subsidiaries or (b) an Affiliate that is a Person that has no material assets or liabilities and which was organized solely for the purpose of reorganizing the Company in another jurisdiction.

(c)                            Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with Section 4.10) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any Person, other than the Company or any other Guarantor unless:

(1)                                  the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a domestic corporation;

(2)                                  such entity assumes by supplemental indenture all of the Obligations of the Guarantor on the Guarantee, the Indenture and Registration Rights Agreement;

(3)                                  such entity shall expressly assume by supplements to the applicable Security Documents (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all obligations of such Guarantor under the Security Documents and shall take all actions as may be required to cause the Liens in favor of the Collateral Agent to continue with the same priority as was applicable immediately prior to the transactions;

(4)                              immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(5)                              immediately after giving effect to such transaction and the use of any Net Cash Proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (2) of this Section 5.1(a).

Any merger or consolidation of a Guarantor with and into the Company (with the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with clauses (1)(ii)(z) and (4) of this Section 5.1(a), or clauses (1) and (3) of this Section 5.1(c), as the case may be.

Section 5.2.                                   Successor Corporation Substituted.

Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Notes, the Security Documents and the Registration Rights Agreement with the same effect as if such Surviving Entity had been named as such.  When a successor corporation assumes all of the obligations of the predecessor hereunder and under the Notes, the Security Documents and the Registration Rights Agreement and agrees in writing to be bound hereby and thereby, the predecessor shall be released from such obligations.

ARTICLE VI.

DEFAULTS AND REMEDIES

Section 6.1.                                   Events of Default.

Each of the following constitutes an “Event of Default”:

(1)                                  the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days, provided that, if the Discharge of Credit Facility Obligations has not yet occurred, no Event of Default shall be deemed to occur under this clause (1) if the funds then available in the Notes Escrow Account are at least equal to the then required Notes Escrow Amount;

(2)                                  the Trustee uses funds from the Notes Escrow Account to make a payment of interest or related tax gross-up amount payable pursuant to a Tax Agreement on any Notes and the Company fails to “top up” the Notes Escrow Account to the then required Notes Escrow Amount within 2 Business Days thereafter;

(3)                                  the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

(4)                                  a default in the observance or performance of any other covenant or agreement contained in this Indenture or the Security Documents which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes provided that, if the Discharge of Credit Facility Obligations has occurred, a default with respect to Section 5.1 or Section 4.12, will constitute an Event of Default without such notice requirement or such passage of time requirement;

(5)                                  the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness, including, for the avoidance of doubt, the Credit Facility Obligations, of the Company or any of its Restricted Subsidiaries, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in payment default or which has been accelerated aggregates $2.0 million or more at any time; provided, that if such failure to pay relates to Indebtedness in aggregate principal amount of less than $10.0 million and shall be remedied, waived or extended, then any Default or Event of Default hereunder shall be deemed likewise to be remedied, waived or extended to the extent such remedy, waiver or extension occurs prior to the acceleration of the Notes and, if the Discharge of Credit Facility Obligations has not yet occurred, such failure continues for a period of 45 days;

(6)                                  one or more judgments in an aggregate amount in excess of $2.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

(7)                                  the Company or any Significant Subsidiary of the Company:

(i)                  commences a voluntary case under any Bankruptcy Law,

(ii)               consents to the entry of an order for relief against it in an involuntary case,

(iii)            consents to the appointment of a custodian or receiver of it or for all or substantially all of its property,

(iv)           makes a general assignment for the benefit of its creditors, or

(v)              admits in writing its inability to pay its debts as they become due;

(8)                                  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                  is for relief in an involuntary case against the Company or any Significant Subsidiary of the Company;

(ii)               appoints a custodian or receiver of the Company or any Significant Subsidiary or for all or substantially all of the property of any of the foregoing;

(iii)            orders the liquidation of the Company or any of its Significant Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days;

(9)                                  any Guarantee of a Significant Subsidiary ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture) or the Company or any Guarantor that is a Significant Subsidiary denies the validity of the Liens created pursuant to the Security Documents (other than by reason of a release of such Liens in accordance with the terms of this Indenture), and, if the Discharge of Credit Facility Obligations has not yet occurred, such failure continues for a period of 45 days; or

(10)                            any Lien purported to be created by any Security Document shall cease to be a valid and enforceable Lien except in accordance with the Security Documents and such failure continues for a period of 45 days after the Company receives written notice specifying the failure (and demanding that such failure be remedied) from the Trustee or the Holders of at least 40% of the outstanding principal amount of the Notes.

Section 6.2.                                   Acceleration.

If an Event of Default (other than an Event of Default specified in clause (7) or clause (8) of Section 6.1 above with respect to the Company or any Guarantor) shall occur and be continuing, the Trustee or the Holders of at least 40% (or, if the Discharge of Credit Facility Obligations has occurred, 25%) in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration”, and the same shall become immediately due and payable.

If an Event of Default specified in clause (7) or clause (8) of Section 6.1 above with respect to the Company or any Guarantor occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

An Event of Default specified in clause (b) above shall be cured and of no further effect if Holdings “tops up” the Notes Escrow Account to the then required Notes Escrow Amount prior to the 365th day after the delivery by the Trustee to the Credit Facility Agent of a Notes Default Notice with respect to such Event of Default.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

(1)                                  if the rescission would not conflict with any judgment or decree;

(2)                                  if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)                                  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)                                  if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)                                  in the event of the cure or waiver of an Event of Default of the type described in clause (7) or clause (8) of Section 6.1, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.3.                                   Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest or Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.4.                                   Waiver of Past Defaults.

The Holders of a majority in principal amount of the Notes may waive any existing or past Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.                                   Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, including any direction that conflicts with applicable law or this Indenture that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability and shall be entitled to the benefit of Sections 7.1(c)(iii) and 7.1(e).

Section 6.6.                                   Limitation on Suits.

A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a)                            the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b)                           the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)                            such Holder or Holders of Notes offer and, if requested, provide to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)                           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)                            during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.7.                                   Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, interest or Additional Interest, if any, on the Note, on or after the respective due dates thereon (including in connection with an offer to repurchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of such Holder.

Section 6.8.                                   Collection Suit by Trustee.

If an Event of Default specified in Section 6.l(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Additional Interest, if any, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.                                   Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents (including accountants, experts or such other processionals as the Trustee deems necessary, advisable or appropriate) and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.                             Priorities.

Subject to the terms of the Intercreditor Agreement and the Security Documents, if the Trustee collects any money pursuant to this Article or from the Collateral Agent pursuant to any Security Document, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal, Purchase Price, Redemption Price and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Purchase Price, Redemption Price and Additional Interest, if any, and interest, respectively; and

Third:  to the Company, the Guarantors, if any, or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a special record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12.                             Appointment and Authorization of the Trustee as Collateral Agent.

(a)                            The Trustee is hereby designated and appointed as the Collateral Agent of the Holders under the Security Documents, and is authorized as the Collateral Agent for such Holders to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and (i) to take action and exercise such powers as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof together with such other powers as are reasonably incidental hereto and thereto.

(b)                           Notwithstanding any provision to the contrary elsewhere in this Indenture or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein or any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any Security Document or otherwise exist against the Collateral Agent.

(c)                            The Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Security Documents in good faith and in accordance with the advice or opinion of such counsel.

ARTICLE VII.

TRUSTEE

Section 7.1.                                   Duties of Trustee.

(a)                            If an Event of Default has occurred and is continuing, the Trustee (including in its capacity as Collateral Agent) shall exercise such of the rights and powers vested in it by this Indenture and the Security Documents, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                           Except during the continuance of an Event of Default:

(i)                           the duties of the Trustee (including in its capacity as Collateral Agent) shall be determined solely by the express provisions of this Indenture, the Security Documents and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Security Documents and no others, and no implied covenants or obligations shall be read into this Indenture, the Security Documents or the TIA against the Trustee; and

(ii)                        in the absence of bad faith on its part, the Trustee (including in its capacity as Collateral Agent) may conclusively rely, without investigation, as to the truth or the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Security Documents.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture but not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof.

(c)                            The Trustee (including in its capacity as Collateral Agent) may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                           this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(ii)                        the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)                     the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5; and

(iv)                    the Trustee shall not be required to examine any of the reports, information, or documents filed with it pursuant to Section 4.3 to determine where there has been any breach of covenants of the Company set forth in Article IV.

(d)                           Whether or not therein expressly so provided, every provision of this Indenture and the Security Documents that in any way relates to the Trustee is subject to this Section 7.1.

(e)                            No provision of this Indenture or the Security Documents shall require the Trustee (including in its capacity as Collateral Agent) to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture and the Security Documents at the request of any Holder, pursuant to the provisions of this Indenture, including, without limitation, Section 6.5, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.  The Holders also agree to indemnify the Trustee for any indemnification and/or reimbursement obligations the Trustee incurs under an Account Control Agreement.

(f)                              The Trustee (including in its capacity as Collateral Agent) shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2.                                   Rights of Trustee.

(a)                            The Trustee (including in its capacity as Collateral Agent) may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee (including in its capacity as Collateral Agent) shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel and Opinions of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                            The Trustee (including in its capacity as Collateral Agent) may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

(d)                           The Trustee (including in its capacity as Collateral Agent) shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                            Unless otherwise specifically provided herein, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a written order signed by two Officers of the Company.

(f)                              The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.1 (other than under Section 6.1(1) (subject to the following sentence) or Section 6.1(2)) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 13.2 from the Company or any Holder of the Notes.  The Trustee shall not be charged with knowledge of the Company’s obligation to pay Additional Interest, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Company or any Holder.

(g)                           The Trustee (including in its capacity as Collateral Agent) shall have no duty (i) to cause the maintenance of any insurance, (ii) to see to the payment or discharge of any tax, charge or Lien levied against any part of the Collateral, or (iii) to see to the filing or refiling of any Security Documents.

Section 7.3.                                   Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply (subject to the consent of the Company) to the Commission for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee shall also be subject to Sections 7.10 and 7.11.

Section 7.4.                                   Trustee’s Disclaimer.

The Trustee (including in its capacity as Collateral Agent) shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security Documents or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture or the Security Documents, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5.                                   Notice of Defaults.

If a Default or Event of Default occurs and is continuing and the Trustee has actual knowledge thereof, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default in payment on any Note (including the failure to make a mandatory repurchase pursuant hereto), the Trustee shall withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.  Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder or that a Discharge of Credit Facility Obligations has occurred unless and until the Trustee shall have received written notice thereof from the Company or any Holder at its Corporate Trust Office as specified in Section 13.2, except in the case of an Event of Default under clauses (a), (b) or (c) of the first paragraph of Section 6.1 (provided that the Trustee is the Paying Agent).

Section 7.6.                                   Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.7.                                   Compensation, Reimbursement and Indemnity.

The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and the Security Documents and the rendering by it of the services required hereunder as shall be agreed upon in writing by the Company and the Trustee.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate.

The Company shall indemnify the Trustee (including in its capacity as Collateral Agent)  against any and all losses, liabilities or expenses (including reasonable attorneys’ fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under Section 9.6), including the costs and expenses of enforcing this Indenture or any Guarantee against the Company or a Guarantor (including this Section 7.7) and defending itself against or investigating any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend any claim or threatened claim asserted against the Trustee, and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company under this Section 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, Redemption Price or Purchase Price of or Additional Interest, if any, or interest on, particular Notes.  Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(6) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.                                   Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may remove the Trustee if:

(a)                                  the Trustee fails to comply with Section 7.10;

(b)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)                                  a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conversion or liquidation; or

(d)                                 the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the date on which the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 30 days after the retiring trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a bona fide holder of a Note or Notes for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The Company shall mail a notice of its succession to Holders of the Notes.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7.  Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Any successor Trustee shall execute a joinder to each of the Security Documents, including, but not limited to, the Notes Escrow Agreement.

Section 7.9.                                   Successor Trustee by Merger, Etc.

If the Trustee (including in its capacity as Collateral Agent) consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under Section 7.10, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.                             Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is an entity organized and doing business under the laws of the United States of America or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11.                             Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.12.                             Collateral Agent.

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent as if the Collateral Agent were named as the Trustee herein and the Security Documents were named as this Indenture herein.

ARTICLE VIII.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.                                   Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have its obligations and the obligations of any Guarantors discharged with respect to the then outstanding Notes and the Security Documents.

Section 8.2.                                   Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.2, the Company and any Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.4, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company and the Guarantors, if any, shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and any Guarantees thereon, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all their other obligations under such Notes, this Indenture and the Security Documents (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)                                  the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

(b)                                 the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

(c)                                  the rights, powers, trust, duties and immunities of the Trustee and the Company’s obligations in connection therewith; and

(d)                                 the Legal Defeasance provisions of this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2, notwithstanding the prior exercise of its option under Section 8.3.

Section 8.3.                                   Covenant Defeasance.

Upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4, be released from its obligations under the Security Documents and under the covenants contained in Sections 3.9, 3.10, 3.11, 4.3, 4.4, 4.5, 4.7 through 4.12 and 4.14 through 4.19, both inclusive, and Section 5.1(b), Article XI and Article XIII with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4, Sections 6.1(3) through 6.1(7) shall not constitute Events of Default.

Section 8.4.                                   Conditions to Legal or Covenant Defeasance.

The following are the conditions precedent to the application of either Section 8.2 or 8.3 to the outstanding Notes as specified:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)                                  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

(2)                                  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)                                  the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b)                                 since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

(5)                                  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6)                                  the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

(7)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, which Opinion of Counsel may be subject to customary assumptions and exclusions, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 8.5.                                   Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5 only, the “Trustee”) pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, Redemption Price or Purchase Price of, and Additional Interest, if any, or interest on, the Notes, provided that such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6.                                   Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, Redemption Price or Purchase Price of, or Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Company, if required by applicable law cause to be published once, in The New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.7.                                   Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company and the Guarantors under this Indenture and the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3, as the case may be; provided, however, that, if the Company makes any payment with respect to any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX.

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.                                   Without Consent of Holders of Notes.

Notwithstanding Section 9.2 of this Indenture, from time to time, the Company, the Guarantors and the Trustee (including in its capacity as Collateral Agent) may amend or supplement this Indenture, the Security Documents, or the Notes without the consent of any Holder of a Note:

(a)                            to cure any ambiguity, omission, defect or inconsistency so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect.

(b)                           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)                            to provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company’s assets pursuant to Article V hereof;

(d)                           if applicable, to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(e)                            to add or release the Guarantees of Guarantors in compliance with this Indenture and add or release assets as Collateral in accordance with this Indenture and the Security Documents; or

(f)                              to make any change that would provide any additional rights or benefits to the Holders of the Notes.

Upon the written request of the Company, accompanied by a Board Resolution (evidenced by an Officers’ Certificate) authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.2, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2.                                   With Consent of Holders of Notes.

Except as provided below in this Section 9.2, the Company, the Trustee (including in its capacity as Collateral Agent) and the Guarantors may amend or supplement this Indenture, the Security Documents or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.2, 6.4 and 6.7, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1)                                  reduce the amount of Notes whose Holders must consent to an amendment;

(2)                                  reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(3)                                  reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor, other than prior to the time the Company’s obligation to purchase Notes arises under provisions relating to the Company’s obligation to make and consummate a Change of Control Offer in the event of a Change of Control or to make and consummate a Net Proceeds Offer with respect to any Asset Sale, any amendment, change or modification to the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale, as the case may be:

(4)                                  make any Notes payable in money other than that stated in the Notes;

(5)                                  make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(6)                                  after the Company’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

(7)                                  modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders of Notes;

(8)                                  release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

(9)                                  release all or substantially all of the Collateral from the Liens of the Security Documents otherwise than in accordance with the terms of this Indenture.

Upon the written request of the Company accompanied by a resolution of the Board (evidenced by an Officers’ Certificate) authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.3.                                   Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.4.                                   Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and therefore binds every Holder.

Section 9.5.                                   Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6.                                   Trustee to Sign Amendment, Etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  Prior to the Discharge of Credit Facility Obligations, without the consent of the Credit Facility Agent, the Trustee will not enter into any amendments to the Notes or the Indenture which would (i) increase the rate of interest on the Notes, both before and after an Event of Default, (ii) shorten the stated maturity of the Notes or change the date(s) upon which principal or interest is due and payable, (iii) change the definition of Change of Control, Change of Control Offer (as set forth in the Notes) or Net Proceeds Offer (as set forth in the Notes) or the operative provisions relating thereto, (iv) cause any of the affirmative and negative covenants in the Indenture to be more burdensome on the Company and its Subsidiaries or (v) amend or modify the Events of Default (as set forth herein). The Company may not sign an amended or supplemental indenture until the Board approves such amended or supplemental indenture.  In executing any amended or supplemental indenture, the Trustee shall be entitled to receive, in addition to the documents required by Sections 13.4 and 13.5, and, subject to Section 7.1, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that (i) the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, (ii) no Event of Default shall occur as a result of the execution of such Officers’ Certificate or the delivery of such Opinion of Counsel and (iii) the amended or supplemental indenture complies with the terms of this Indenture.

ARTICLE X.

GUARANTEE

Section 10.1.                             Unconditional Guarantee.

Each Guarantor hereby unconditionally guarantees, on a senior subordinated secured basis and jointly and severally, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (i) the principal of and interest on the Notes and any related tax gross-up amounts payable under the Tax Agreements will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, upon redemption, purchase pursuant to Article III or otherwise, and interest on the overdue principal, if any, interest on any interest, and Additional Interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, upon redemption, purchase pursuant to Article III or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.3.  Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof (other than a waiver of all or part of the provisions of this Article X), the recovery of any judgment against the Company, and action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee.  If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

Section 10.2.                             Severability.

In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.3.                             Limitation of Guarantor’s Liability.

Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law.  To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.5, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

Section 10.4.                             Release of Guarantor.

(a)                            Any Guarantee shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder of the Notes:

(1)                                             in connection with any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 of this Indenture;

(2)                                             in connection with any sale or other disposition of all of the Capital Stock of the Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 of this Indenture;

(3)                                             if Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the provisions of this Indenture; or

(4)                                              upon legal defeasance or satisfaction and discharge of this Indenture as described under Article VIII and Article XI.

(b)                           The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate and Opinion of Counsel certifying as to the compliance with this Section 10.4.  Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes as provided in this Article X.

(c)                            All Guarantees shall be of no further force and effect upon the occurrence of a Legal Defeasance or a Covenant Defeasance pursuant to Section 8.2 or 8.3, subject to reinstatement pursuant to Section 8.7 under the circumstances described therein.

Section 10.5.                             Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee.  “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

Section 10.6.                             Waiver of Subrogation.

Until all Notes Obligations under the Notes and this Indenture are paid in full, each Guarantor hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights.  If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture.  Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.6 is knowingly made in contemplation of such benefits.

Section 10.7.                             Execution of Guarantee.

To evidence its guarantee to the Holders set forth in this Article X, each Guarantor agrees to execute the Guarantee in substantially the form attached hereto as Exhibit B, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee.  Each Guarantor hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.  Each such Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor.  Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

Section 10.8.                             Waiver of Stay, Extension or Usury Laws.

Each Guarantor hereby covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE XI.

SATISFACTION AND DISCHARGE

Section 11.1.                             Satisfaction and Discharge.

This Indenture and the Security Documents will be discharged and will cease to be of further effect (except as set forth below) as to all outstanding Notes and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and the Security Documents as to all outstanding Notes when:

(1)                                  either:

(a)                                  all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)                                 all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)                                  the Company has paid all other sums payable under this Indenture and the Security Documents by the Company; and

(3)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, which Opinion of Counsel may be subject to customary assumptions and exclusions, stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the Company’s obligations in Sections 2.3, 2.4, 2.6, 2.7, 2.11, 7.7, 7.8, 13.2, 13.3 and 13.4, and the Trustee’s and Paying Agent’s obligations in Section 11.2 shall survive until the Notes are no longer outstanding.  Thereafter, only the Company’s obligations in Section 7.7 shall survive.

Section 11.2.                             Application of Trust.

All money deposited with the Trustee pursuant to Section 11.1 shall be held in trust and, at the written direction of the Company, be invested prior to maturity in Government Securities, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE XII.

SECURITY

Section 12.1.                             Security Documents; Additional Collateral.

(a)                            In order to secure the due and punctual payment of the Notes Obligations, the Company, the Guarantors, the Collateral Agent and the other parties thereto have simultaneously with the execution of this Indenture entered or, in accordance with the provisions of this Article XII and the provisions of the Security Agreement, will enter into the Security Documents.

(b)                           The Company shall, and shall cause each Guarantor to, and each Guarantor shall, make all filings (including filings of continuation statements and amendments to financing statements that may be necessary to continue the effectiveness of such financing statements) and take all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Company and the Guarantors) the security interest created by the Security Documents in the Collateral as a perfected second priority security interest subject only to (i) in the case of Collateral under the Notes Escrow Agreement, Liens expressly permitted thereunder, and (ii) in the case of all other Collateral, the first priority Lien securing Credit Facility Obligations and Permitted Liens.

(c)                            With respect to assets acquired after the Issue Date (or assets that cease to be Excluded Assets), the Company or applicable Guarantor will take the actions required by the Security Agreement.

Section 12.2.                             Recording, Registration and Opinions.

The Company and the Guarantors shall furnish to the Trustee at least thirty (30) days prior to the anniversary of the Issue Date in each year an Opinion of Counsel, dated as of such date, either (i) (x) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording, and refiling of this Indenture or the Security Documents, as applicable, as are necessary to maintain the perfected Liens of the applicable Security Documents securing the Notes Obligations under applicable law to the extent required by the Security Documents other than any action as described therein to be taken and such opinion may refer to prior Opinions of Counsel and contain customary qualifications and exceptions and may rely on an Officers’ Certificate of the Company, and (y) stating that on the date of such Opinion of Counsel, all financing statements, financing statement amendments and continuation statements have been or will be executed and filed that are necessary, as of such date or promptly thereafter and during the succeeding 12 months, fully to maintain the perfection of the security interests of the Collateral Agent securing the Notes Obligations thereunder and under the Security Documents with respect to the Collateral and such Opinion of Counsel may contain customary qualifications and exceptions and may rely on an Officers’ Certificate; provided that if there is a required filing of a continuation statement or other instrument within such 12 month period and such continuation statement or amendment is not effective if filed at the time of the opinion, such opinion may so state and in that case the Company and the Guarantors shall cause a continuation statement or amendment to be timely filed so as to maintain such Liens and security interests securing Notes Obligations or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens or security interests.

Section 12.3.                             Release of Liens on Collateral.

The Liens securing the Notes and the Guarantees will automatically and without the need for any further action by any Person be released:

(a)                           in whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances;

(b)                           in whole upon:

(i)                              satisfaction and discharge of this Indenture under Section 11.1 hereof; or

(ii)                           a Legal Defeasance or Covenant Defeasance of this Indenture under Article VIII hereof;

(c)                           in part, as to any property that (i) is sold, transferred or otherwise disposed of by the Company or any Guarantor (other than to the Company or another Guarantor) in a transaction that is permitted by this Indenture at the time of such transfer or disposition or (ii) is owned or at any time acquired by a Guarantor that has been released from its Guarantee, concurrently with the release of such Guarantee; and

(d)                          in whole or in part, in accordance with the applicable provisions of the Intercreditor Agreement.

Section 12.4.                             Form and Sufficiency of Release.

In the event that any Lien is to be released pursuant to Section 12.3, and the Company or such Guarantor requests the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under the Security Documents, upon receipt of an Officers’ Certificate and Opinion of Counsel to the effect that such release complies with Section 12.3 and specifying the provision in Section 12.3 pursuant to which such release is being made (upon which the Trustee and Collateral Agent may exclusively and conclusively rely), the Collateral Agent shall execute, acknowledge and deliver to the Company or such Guarantor such an instrument in the form provided by the Company, and providing for release without recourse and shall take such other action as the Company or such Guarantor may reasonably request and as necessary to effect such release.

Section 12.5.                             Possession and Use of Collateral.

Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have commenced enforcement of remedies under the Security Documents, the Company will have the right to remain in possession and retain exclusive control of the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income thereon.

Section 12.6.                             Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released shall be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority so long as the conditions set forth in Section 12.4 have been satisfied.

Section 12.7.                             Authorization of Actions To Be Taken by the Collateral Agent Under the Security Documents.

The Holders of Notes agree that the Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Collateral Agent by the Security Documents.  Furthermore, each Holder of a Note, by accepting such Note, agrees, acknowledges and consents to the terms (including, but not limited to, waivers, representations and covenants) of and authorizes and directs the Trustee (in each of its capacities) and the Collateral Agent to enter into and perform the Security Documents in each of its capacities thereunder.

Section 12.8.                             Authorization of Receipt of Funds by the Trustee Under the Security Agreement.

The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents to the Trustee, to apply such funds as provided in Section 6.12.

Section 12.9.                             Powers Exercisable by Receiver or Collateral Agent.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XII upon the Company or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article XII.

Section 12.10.                       Ranking of Liens.

(a)                                  Notwithstanding:

(i)                                     anything to the contrary contained in the Security Documents;

(ii)                                  the time of incurrence of any Series of Secured Debt;

(iii)                               the order or method of attachment or perfection of any Liens securing any Series of Secured Debt;

(iv)                              the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Shared Collateral;

(v)                                 the time of taking possession or control over any Shared Collateral;

(vi)                              that any Lien securing the Credit Facility may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(vii)                           the rules for determining priority under any law governing relative priorities of Liens,

(1)                                  all Liens upon the Shared Collateral securing the Notes and the Guarantees at any time granted by the Company or any other Pledgor will be subject and subordinate to all Liens upon the Shared Collateral securing the Credit Facility up to the amount permitted to be incurred under this Indenture; and

(2)                                  the Liens upon the Notes Escrow Account (and the funds deposited therein) secure the Notes, and no other person, other than the Trustee and the Holders of the Notes shall have a security interest in the Notes Escrow Account of the funds deposited therein.

(b)                           The provisions under this Section 12.10 are intended for the benefit of, and will be enforceable as a third party beneficiary by each present and future holder of Credit Facility Obligations and each present and future Credit Facility Agent as holder of Liens having priority over the Liens securing the Notes and the Guarantees. No other Person will be entitled to rely on, have the benefit of or enforce those provisions.

(c)                            In addition, the provisions under this Section 12.10 are intended solely to set forth the relative ranking, as Liens, of the Liens securing the Notes and the Guarantees as against the Liens securing the Credit Facility. Neither the Notes nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Section 12.11.                       Relative Rights.

Nothing in the Notes Documents will:

(a)                                  impair, as between Company and the Holders of the Notes, the obligation of the Company to pay principal of, and interest or premium, if any, on the Notes in accordance with their terms or any other obligation of the Company or any other Pledgor;

(b)                                 affect the relative rights of Holders of the Notes as against any other creditors of the Company or any other Pledgor (other than, with respect to rights in the Shared Collateral, holders of Liens securing the Credit Facility);

(c)                                  restrict the right of any Holder of the Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Shared Collateral to the extent specifically prohibited by the provisions of Sections 3.4 and 3.8 of the Intercreditor Agreement);

(d)                                 restrict or prevent any Holder of the Notes from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the provisions of Sections 3.4 and 3.8 of the Intercreditor Agreement; or

(e)                                  restrict or prevent any Holder of the Notes from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the provisions of Sections 3.4 and 3.8 of the Intercreditor Agreement.

ARTICLE XIII.

 MISCELLANEOUS

Section 13.1.                             Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under such Act to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded or if the Indenture is not required to comply with the TIA, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.  Notwithstanding the foregoing, the Company will comply with the provisions of TIA § 314.  In addition, to the extent applicable, the Company will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities subject to the Lien of the Collateral Documents, to be complied with.  Any certificate or opinion required by TIA § 314(d) may be made by an officer of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the trustees.  Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA § 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

Section 13.2.                             Notices.

Any notice or communication by the Company or the Trustee to others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

MxEnergy Holdings Inc.

595 Summer Street

Stamford, CT  06901

Attention:  Chief Financial Officer

With a copy to:

Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, New York  10022
Attention:  Michael Chernick

If to the Trustee:

Law Debenture Trust Company of New York
400 Madison Avenue
4th Floor
New York, NY 10017
Attention:  Corporate Trust Department

The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed, or in the case of any offer to purchase Notes under Section 3.9, 3.10 or 3.11 upon the date the communication is postmarked; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, except that notices to the Trustee shall be effective only upon receipt.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the address receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 13.3.                             Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.4.                             Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company and/or any Guarantor to the Trustee to take any action under this Indenture, the Company and/or any Guarantor shall furnish to the Trustee:

(a)                            an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)                           if requested by the Trustee, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.5.                             Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)                            a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)                           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.6.                             Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.7.                             No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Security Documents or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, if any, as such, shall have any liability for any obligations of the Guarantors under the Guarantees, the Security Documents or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities.  The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.  Such waiver may not be effective to waive liabilities under the federal securities law and it is the view of the Commission that such a waiver is against public policy.

Section 13.8.                             Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

THE VALIDITY AND INTERPRETATION OF THIS INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  EACH PARTY HERETO AGREES TO

SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEES AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS IN RESPECT OF SUCH SUIT OR ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES AND THE GUARANTEES.  EACH OF THE TRUSTEE, THE COMPANY AND ANY GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or any Guarantor in any other jurisdiction.

Section 13.9.                             No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10.                       Successors.

All agreements of the Company and any Guarantor in this Indenture and the Notes and Guarantees shall bind their successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 13.11.                       Severability.

In case any provision in this Indenture or in the Notes or any Guarantees shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.12.                       Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 13.13.                       Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.14.                       Intercreditor Agreement.

This Indenture, the Notes, the Guarantees, the Security Documents, the Trustee, the Collateral Agent and the Holders are subject to and bound by the terms of the Intercreditor Agreement, including, without limitation, Section 3.1 thereof.

Section 13.15.                       Notes Escrow Agreement.

The Trustee, the Collateral Agent and the Holders shall be entitled to the rights and benefits of, and be subject to the obligations contained in, the Notes Escrow Agreement.

Section 13.16.                       Qualification of Indenture.

The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes.  The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

MXENERGY HOLDINGS INC.

By:	/s/ Jeffrey A. Mayer
	Name:	Jeffrey A. Mayer
	Title:	President and Chief Executive Officer

MXENERGY CAPITAL HOLDINGS CORP.

By:	/s/ Jeffrey A. Mayer
Name: Jeffrey A. Mayer
Title: President

MXENERGY CAPITAL CORP.

By:	/s/ Jeffrey A. Mayer
Name: Jeffrey A. Mayer
Title: President

ONLINE CHOICE INC.

By:	/s/ Jeffrey A. Mayer
Name: Jeffrey A. Mayer
Title: President

MXENERGY GAS CAPITAL HOLDINGS CORP.

By:	/s/ Jeffrey A. Mayer
Name: Jeffrey A. Mayer
Title: President

MXENERGY ELECTRIC CAPITAL HOLDINGS CORP.

By:	/s/ Jeffrey A. Mayer
Name: Jeffrey A. Mayer
Title: President

MXENERGY SERVICES INC.

By:	/s/ Jeffrey A. Mayer
Name: Jeffrey A. Mayer
Title: Chief Executive Officer

INFOMETER.COM INC.

By:	/s/ Jeffrey A. Mayer
Name: Jeffrey A. Mayer
Title: President

MXENERGY GAS CAPITAL CORP.

By:	/s/ Jeffrey A. Mayer
Name: Jeffrey A. Mayer
Title: President

MXENERGY ELECTRIC CAPITAL CORP.

By:	/s/ Jeffrey A. Mayer
Name: Jeffrey A. Mayer
Title: President

MXENERGY INC.

By:	/s/ Jeffrey A. Mayer
Name: Jeffrey A. Mayer
Title: President

MXENERGY ELECTRIC INC.

By:	/s/ Jeffrey A. Mayer
Name: Jeffrey A. Mayer
Title: President

LAW DEBENTURE TRUST COMPANY OF NEW YORK
as Trustee

By:	/s/ Anthony A. Bocchino
	Name:	Anthony a. Bocchino
	Title:	Vice President

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Note Legend, if applicable pursuant to the provisions of the Indenture]

FORM OF 13.25% SENIOR SUBORDINATED SECURED NOTE DUE 2014

(Face of Note)

MXENERGY HOLDINGS INC.

13.25% SENIOR SUBORDINATED SECURED NOTE DUE 2014

CUSIP No. [ ]

No.	$

Interest Payment Dates:  February 1 and August 1 of each year, commencing on February 1, 2010

Record Dates:  January 15 and July 15

MXENERGY HOLDINGS INC., a Delaware corporation (the “Company,” which term includes any successor corporation under the indenture hereinafter referred to), for value received, promises to pay to [                  ], or registered assigns the principal sum of $                       on August 1, 2014.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

MXENERGY HOLDINGS INC.

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By:
Authorized Signatory

(Back of Note)

13.25% Senior Subordinated Secured Note due 2014

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest.  The Company promises to pay interest on the principal amount of this Note at the rate of 13.25% per annum from the date of original issuance until maturity and shall pay Additional Interest pursuant to Section 5 of the Registration Rights Agreement referred to below.  The Company will pay interest and Additional Interest semi-annually in cash on February 1 and August 1 of each year, commencing February 1, 2010, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date with respect to a Note issued on the Issue Date shall be February 1, 2010.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price of this Note from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods), hereon from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment.  The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on January 15 and July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Any such installment of interest or Additional Interest, if any, not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Interest Payment Date, and may be paid to the registered Holders at the close of business on a special interest payment date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders not less than 10 days prior to such special interest payment date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  The Notes will be payable as to principal, Redemption Price, Purchase Price, interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Additional Interest (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             Paying Agent and Registrar.  Initially, Law Debenture Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without prior notice to any holder of Notes.  The Company may act in any such capacity.

4.             Indenture and Guarantees.  The Company issued the $67,751,000 aggregate principal amount of the Notes under an Indenture dated as of September 22, 2009 (the “Indenture”) among the Company, the Guarantors party thereto from time to time and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  The Notes are general obligations of the Company.  Payment on each Note is guaranteed on a senior subordinated secured basis, jointly and severally, by the Guarantors pursuant to Article X of the Indenture.

The Notes and the Guarantees of any Guarantor are subordinated in right of payment to the Credit Facility Obligations. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such actions as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee as his attorney-in-fact for such purposes.

5.             Optional Redemption. Except as described in paragraph 6 below, the Notes are not redeemable before August 1, 2011.  Thereafter, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on August 1 of the year set forth below:

Year	Percentage

2011	106.625%

2012	103.313%

2013 and thereafter	100.000%

In addition, the Company must pay accrued and unpaid interest on the Notes redeemed.

6.             Optional Redemption Upon Equity Offerings.  At any time, or from time to time, on or prior to August 1, 2011, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings of the Company to redeem (a “Special Redemption”) either (1) 100% of the principal amount of the Notes issued under the Indenture or (2) up to 35% of the principal amount of the Notes issued under the Indenture at a redemption price of 113.250% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that:

•                     if the Company redeems less than all of the Notes, at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after any such Special Redemption; and

•                     the Company makes such Special Redemption not more than 90 days after the consummation of any such Equity Offering.

7.             Mandatory Redemption.  Except as set forth in Paragraph 9 below with respect to repurchases of Notes in certain events, the Company shall not be required to make mandatory redemption or repurchase payments with respect to the Notes.

8.             Selection and Notice of Redemption.  Subject to the provisions of the Indenture, if the Company elects to redeem the Notes pursuant to the provisions of Section 3.7 or 3.8 of the Indenture, the Company shall furnish to the Trustee, at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee), an Officers’ Certificate setting forth the Section of the Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.  Notes and portions thereof selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed.  No Notes of a principal amount of $1,000 or less shall be redeemed in part.

If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

9.             Repurchase at Option of Holder.

(a)           Upon the occurrence of certain events, the Company may be required to commence an Offer to Purchase pursuant to a Change of Control Offer or a Net Proceeds Offer.

(b)           Holders of the Notes that are the subject of a Change of Control Offer or a Net Proceeds Offer will receive notice of the Change of Control Offer or Net Proceeds Offer from the Company prior to any related Purchase Date and may elect to have such Notes purchased by completing the form titled “Option of Holder to Elect Purchase” appearing below.

10.           Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  Neither the Company nor the Registrar shall be required:

(1)           to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 of the Indenture and ending at the close of business on the day of selection; or

(2)           to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(3)           to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

11.           Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

12.           Amendment, Supplement and Waiver.  Except as provided in Section 9.2 of the Indenture, the Company, the Trustee (including in its capacity as Collateral Agent) and the Guarantors may amend or supplement the Indenture, the Security Documents or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.2, 6.4 and 6.7 of the Indenture, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

Notwithstanding Section 9.2 of the Indenture, from time to time, the Company, the Guarantors and the Trustee (including in its capacity as Collateral Agent) may amend or supplement this Indenture, the Security Documents, or the Notes without the consent of any Holder of a Note:

(b)         to cure any ambiguity, omission, defect or inconsistency so long as such change does not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect.

(c)         to provide for uncertificated Notes in addition to or in place of certificated Notes;

(d)         to provide for the assumption of the Company’s obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of the Company’s assets pursuant to Article V hereof;

(e)         if applicable, to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(f)          to add or release the Guarantees of Guarantors in compliance with this Indenture and add or release assets as Collateral in accordance with this Indenture and the Security Documents; or

(g)         to make any change that would provide any additional rights or benefits to the Holders of the Notes.

13.           Defaults and Remedies. Events of Default include: (1) the failure to pay interest on any Notes when the same becomes due and payable and the default continues for a period of 30 days, provided that, if the Discharge of Credit Facility Obligations has not yet occurred, no Event of Default shall be deemed to occur under this clause (1) if the funds then available in the Notes Escrow Account are at least equal to the then required Notes Escrow Amount; (2) the Trustee uses funds from the Notes Escrow Account to make a payment of interest or related tax gross-up amount payable pursuant to a Tax Agreement on any Notes and the Company fails to “top up” the Notes Escrow Account to the then required Notes Escrow Amount within 2 Business Days thereafter; (3) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer); (4) a default in the observance or performance of any other covenant or agreement contained in this Indenture or the Security Documents which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes provided that, if the Discharge of Credit Facility Obligations has occurred, a default with respect to Section 5.1 or Section 4.12 of the Indenture, will constitute an Event of Default without such notice requirement or such passage of time requirement; (5) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness, including, for the avoidance of doubt, the Credit Facility Obligations, of the Company or any of its Restricted Subsidiaries, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in payment default or which has been accelerated aggregates $2.0 million or more at any time; provided, that if such failure to pay relates to Indebtedness in aggregate principal amount of less than $10.0 million and shall be remedied, waived or extended, then any Default or Event of Default hereunder shall be deemed likewise to be remedied, waived or extended to the extent such remedy, waiver or extension occurs prior to the acceleration of the Notes and, if the Discharge of Credit Facility Obligations has not yet occurred, such failure continues for a period of 45 days; (6) one or more judgments in an aggregate amount in excess of $2.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (7) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries; (8) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture) or the Company or any Guarantor that is a Significant Subsidiary denies the validity of the Liens created pursuant to the Security Documents (other than by reason of a release of such Liens in accordance with the terms of the Indenture), and, if the Discharge of Credit Facility Obligations has not yet occurred, such failure continues for a period of 45 days; or (9) any Lien purported to be created by any Security Document shall cease to be a valid and enforceable Lien except in accordance with the Security Documents and such failure continues for a period of 45 days after the Company receives written notice specifying the failure (and demanding that such failure be remedied) from the Trustee or the Holders of at least 40% of the outstanding principal amount of the Notes.

14.           Trustee Dealings with Company.  Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

15.           Intercreditor Agreement.  The Indenture, the Notes, the Guarantees, the Security Documents, the Trustee, the Collateral Agent and the Holders are subject to and bound by the terms of the Intercreditor Agreement, including, without limitation, Section 3.1 thereof.

16.           Notes Escrow Agreement.  The Trustee, the Collateral Agent and the Holders shall be entitled to the rights and benefits of, and be subject to the obligations contained in, the Notes Escrow Agreement.

17.           No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

18.           Authentication.  This Note shall not be valid until authenticated by the signature of the Trustee or an authenticating agent.

19.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.           Discharge Prior to Maturity.  If the Company deposits with the Trustee or Paying Agent cash or Government Securities sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company will be discharged from the Indenture, except for certain Sections thereof.

21.           Governing Law.  The validity and interpretation of the Indenture, the Guarantees and this Note shall be governed by and construed in accordance with the laws of the state of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.  Each party hereto agrees to submit to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture, the Guarantees and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts in respect of such suit or action or proceeding arising out of or relating to the Indenture, the Notes and the Guarantees.  Each of the Trustee, the Company and any Guarantor irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

22.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

23.           Registration Rights.  Pursuant to a registration rights agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for an Exchange Note, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Notes.  The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of such registration rights agreement.

24.           Additional Interest.  The Trustee is not responsible for ascertaining if there is any payment for Additional Interest in accordance with the Registration Rights Agreement.  If Additional Interest is to be paid, the Company will provide the Trustee with an Officers’ Certificate, on or before the relevant record date for payment of interest setting forth the amount of Additional Interest and the calculation of the rate per $1,000.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Request may be made to:

MxEnergy Holdings Inc.
595 Summer Street
Stamford, CT  06901
Attention:  Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name address and zip code)

and irrevocably appoint                                                                                                                                           agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 (“Net Proceeds Offer”) or Section 4.15 (“Change of Control Offer”) of the Indenture, check the applicable boxes

☐ Net Proceeds Offer:	☐ Change of Control Offer:

in whole ☐	in whole	☐

in part ☐	in part	☐

Amount to be purchased: $	Amount to be purchased: $

Dated:	Signature:
(Sign exactly as your name appears on the other side of this Note)

Tax Identification No.:

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee

Social Security Number or
Taxpayer Identification Number:

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

EXHIBIT B

FORM OF GUARANTEE

For value received, [each of] the undersigned hereby unconditionally guarantees to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and any tax gross-up amounts payable under a Tax Agreement, if lawful, and the payment or performance of all other Notes Obligations of the Company under the Indenture (as defined below) or this Note, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article X of the Indenture and this Guarantee.  The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of September 22, 2009, among MxEnergy Holdings Inc., a Delaware corporation, as issuer (the “Company”), the guarantors party thereto, from time to time, and Law Debenture Trust Company of New York, as trustee (the “Trustee”) (as amended or supplemented, the “Indenture”).

THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

This Guarantee is subject to release upon the terms set forth in the Indenture.

MXENERGY CAPITAL HOLDINGS CORP.

By:
Name:
Title:

MXENERGY CAPITAL CORP.

By:
Name:
Title:

ONLINE CHOICE INC.

By:
Name:
Title:

MXENERGY GAS CAPITAL HOLDINGS
CORP.

By:
Name:
Title:

MXENERGY ELECTRIC CAPITAL
HOLDINGS CORP.

By:
Name:
Title:

MXENERGY SERVICES INC.

By:
Name:
Title:

INFOMETER.COM INC.

By:
Name:
Title:

MXENERGY GAS CAPITAL CORP.

By:
Name:
Title:

MXENERGY ELECTRIC CAPITAL CORP.

By:
Name:
Title:

MXENERGY INC.

By:
Name:
Title:

MXENERGY ELECTRIC INC.

By:
Name:
Title:

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

MxEnergy Holdings Inc.

595 Summer Street

Stamford, CT 06901

Law Debenture Trust Company of New York
400 Madison Avenue
4th Floor
New York, NY 10017
Attention:  Corporate Trust Department

Re:                               13.25% Senior Subordinated Secured Notes due 2014 (the “Notes”)

Reference is hereby made to the Indenture, dated as of September 22, 2009 (the “Indenture”), among MxEnergy Holdings Inc., as issuer (the “Company”), the Guarantors party thereto, and Law Debenture Trust Company of New York, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Notes[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                       in such Note[s] or interests (the “Transfer”), to                                                        (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.             ☐            Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.             ☐            Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.             ☐            Check and complete if Transferee will take delivery of a beneficial interest in the AI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐            such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐            such Transfer is being effected to the Company or a Subsidiary thereof;

or

(c)           ☐            such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)           ☐            such Transfer is being effected to an Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the AI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.             ☐            Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)           ☐            Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)           ☐            Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)           ☐            Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.  The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)               ☐         a beneficial interest in the:

(i)                 ☐               144A Global Note (CUSIP                   ), or

(ii)              ☐               Regulation S Global Note (CUSIP                   ), or

(iii)           ☐               AI Global Note (CUSIP                   ); or

(b)              a Restricted Definitive Note.

2.  After the Transfer the Transferee will hold:

[CHECK ONE]

(a)               a beneficial interest in the:

(i)                 ☐               144A Global Note (CUSIP                   ), or

(ii)              ☐               Regulation S Global Note (CUSIP                   ), or

(iii)           ☐               AI Global Note (CUSIP                   ); or

(iv)          ☐               Unrestricted Global Note (CUSIP                   ); or

(b)              ☐         a Restricted Definitive Note; or

(c)               ☐         an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

MxEnergy Holdings Inc.

595 Summer Street

Stamford, CT 06901

Law Debenture Trust Company of New York
400 Madison Avenue
4th Floor
New York, NY 10017
Attention:  Corporate Trust Department

Re:                               13.25% Senior Subordinated Secured Notes due 2014 (the “Notes”)

(CUSIP                         )

Reference is hereby made to the Indenture, dated as of September 22, 2009 (the “Indenture”), among MxEnergy Holdings Inc., as issuer (the “Company”), the Guarantors party thereto, and Law Debenture Trust Company of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)           ☐            Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)           ☐            Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)           ☐            Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)           ☐            Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)           ☐            Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)           ☐            Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ AI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT E

FORM OF CERTIFICATE OF ACQUIRING ACCREDITED INVESTOR

MxEnergy Holdings Inc.

595 Summer Street

Stamford, CT 06901

Law Debenture Trust Company of New York
400 Madison Avenue
4th Floor
New York, NY 10017
Attention:  Corporate Trust Department

Re:                               13.25% Senior Subordinated Secured Notes due 2014 (the “Notes”)

Reference is hereby made to the Indenture, dated as of September 22, 2009 (the “Indenture”), among MxEnergy Holdings Inc., as issuer (the “Company”), the Guarantors party thereto, and Law Debenture Trust Company of New York, as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                         aggregate principal amount of:

(a)           ☐            a beneficial interest in a Global Note, or

(b)           ☐            a Definitive Note,

we confirm that:

1.             We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.             We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an “accredited investor” (as defined below) that is purchasing for its own account or for the account of such an “accredited investor” for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(b)(1)(i) under the Securities Act by a person who is not affiliate of the Company or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide

E-1

to any Person purchasing the Definitive Note or beneficial interest in a Global Note from the Company in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.             We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to the Trustee and the Company such certifications, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.             We are an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.             We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an “accredited investor”) as to each of which we exercise sole investment discretion.

The Trustee and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

E-2